UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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Veracyte, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Veracyte, Inc.
6000 Shoreline Court, Suite 300
South San Francisco, CA 94080
(650) 243-6300
April 24, 2020
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Veracyte, Inc. that will be held virtually on Friday, June 5, 2020, at 9:00 a.m., Pacific Time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VCYT2020, where you will be able to listen to the meeting live, submit questions and vote online. As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the novel coronavirus disease, COVID-19, we believe that hosting a virtual meeting this year is in the best interest of the company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

After reading the Proxy Statement, please vote promptly to ensure that your shares will be represented. Whether or not you plan to attend the meeting, please vote by telephone or the internet, or sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Bonnie H. Anderson Chairman and Chief Executive Officer

Veracyte, Inc.
6000 Shoreline Court, Suite 300
South San Francisco, CA 94080
___________________________

Notice of Annual Meeting of Stockholders
to be held Friday, June 5, 2020
___________________________

To the Stockholders of Veracyte, Inc.:
The Annual Meeting of Stockholders of Veracyte, Inc., a Delaware corporation, will, in light of the COVID-19 pandemic and related public health concerns, be held virtually via the Internet at www.virtualshareholdermeeting.com/VCYT2020 on Friday, June 5, 2020, at 9:00 a.m., Pacific Time, for the following purposes:

1.	To elect three Class I directors to serve until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020;

4.	To approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in this Proxy Statement; and

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.
Only stockholders of record as of the close of business on April 14, 2020 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend. You may vote on the internet, by telephone or by mailing the enclosed proxy card or voting instruction form. You may also attend the Annual Meeting and vote and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/VCYT2020. Please review the instructions on page 2 of the Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.

By Order of the Board of Directors

Bonnie H. Anderson Chairman and Chief Executive Officer
South San Francisco, California
April 24, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2020.
The Proxy Statement and Annual Report are available at https://materials.proxyvote.com.

VERACYTE, INC.
PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Veracyte, Inc.
6000 Shoreline Court, Suite 300
South San Francisco, CA 94080
___________________________

Proxy Statement
___________________________

GENERAL INFORMATION

Information about Solicitation and Voting

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the board of directors of Veracyte, Inc., a Delaware corporation (“we,” “us,” “our” or “Veracyte”), of proxies in the accompanying form to be used at our Annual Meeting of Stockholders Friday, June 5, 2020, at 9:00 a.m., Pacific Time, and any postponement or adjournment thereof (the “Annual Meeting”). Due to the COVID-19 pandemic and related public health concerns, the Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/VCYT2020.
The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 24, 2020. Our annual report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.
Questions and Answers about the Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting?
Four proposals will be voted on at the Annual Meeting:
•The election of three Class I directors to serve until the 2023 Annual Meeting or until their successors are duly elected and qualified;
•To approve the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan;
•The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020; and
•The approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

What are the board of directors’ recommendations?

Our board of directors recommends that you vote:
“FOR” election of each of the nominated Class I directors;
“FOR” the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan;
“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020; and

“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.
Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.
Who is entitled to vote?

This year’s Annual Meeting will take place virtually through the Internet, in light of the COVID-19 pandemic and related public health concerns. We have designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You are entitled to attend and participate in the Annual Meeting only if you were a stockholder of record as of the close of business on April 14, 2020 (the “Record Date”), or if you hold a valid proxy for the meeting, as described below. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/VCYT2020, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number. We do not currently anticipate that next year’s annual meeting of stockholders will be held virtually, but rather we expect to hold the meeting in-person, consistent with our historical practice.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the “stockholder of record.” As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.
Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote?
You may vote using any of the following methods:

•
By Mail - Stockholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the nominees for Class I director, “FOR” the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan, “FOR” the ratification of the independent registered public accounting firm for 2020, and “FOR” the compensation of our named executive officers. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees. Voting by mail will close based on mail received the day before the meeting date.

•
By Telephone - Stockholders of record may submit proxies by following the telephone voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

•	By Internet -

Before the Annual Meeting - Stockholders of record may submit proxies by following the internet voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

During the Annual Meeting - Stockholders of record may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VCYT2020, where stockholders may vote and submit questions during the Annual Meeting. The Annual Meeting starts at 9:00 a.m. Pacific Time. Please have your 16-digit control number found on your proxy card or other proxy materials. Instructions on how to attend and participate via the internet are posted at www.virtualshareholdermeeting.com/VCYT2020. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

What if I need technical assistance during the Annual Meeting?

We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on April 24, 2020. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are a stockholder of record and submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, please consult the voting instructions provided with this Proxy Statement or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, you may vote “FOR” all of the Class I nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For Proposal 2, to approve the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” Abstentions have the same effect as votes “AGAINST” this proposal.

For Proposal 3, the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” Abstentions have the same effect as votes “AGAINST” this proposal.

For Proposal 4, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” Abstentions have the same effect as votes “AGAINST” this proposal.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (“FOR” each of the Class I nominees to the board of directors, “FOR” the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2020, “FOR” approving, on a non-binding advisory basis, the compensation of our named executive officers, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What vote is required to approve each item?
For Proposal 1, the election of directors, the three persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Proposals 2, 3 and 4 require the affirmative "FOR" vote of the holders of a majority of the shares present at the Annual Meeting or voting by proxy and entitled to vote. Abstentions have the same effect as votes “AGAINST” Proposals 2,3 and 4.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2020 is considered a routine matter. The election of directors, the approval of the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan and the advisory vote on compensation of our named executive officers are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

The presence at the Annual Meeting of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy. As of the close of business on the Record Date, there were 50,036,623 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/VCYT2020 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/VCYT2020, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on the “Investor Relations” section of our website, which is located at https://investor.veracyte.com/investor-relations.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/VCYT2020. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors and Nominees
The number of directors is currently set at eight and our board of directors is divided into three classes, each serving staggered, three-year terms:

•	Our Class I directors are Bonnie H. Anderson, Robert S. Epstein, M.D., M.S., and Evan Jones and their terms will expire at the Annual Meeting;

•	Our Class II directors are John L. Bishop, Fred E. Cohen, M.D., D.Phil. and Tina S. Nova, Ph.D. and their terms will expire at the annual meeting of stockholders to be held in 2021; and

•	Our Class III directors are Karin Eastham and Kevin K. Gordon and their terms will expire at the annual meeting of stockholders to be held in 2022.
Three Class I directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2023 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms. The three nominees receiving the highest number of affirmative votes will be elected as Class I directors. The nominating and corporate governance committee of the board of directors has recommended, and the board of directors has designated, Bonnie H. Anderson, Robert S. Epstein, M.D., M.S., and Evan Jones as the nominees for Class I directors to serve until the 2023 annual meeting of stockholders. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by the board of directors, taking into account any recommendations of the nominating and corporate governance committee, to fill the vacancies.
Names of the Class I nominees and the other members of the board of directors and certain biographical information as of March 31, 2020 are set forth below:

Name	Age	Position with Veracyte	Director Since
Bonnie H. Anderson	62	Chairman and Chief Executive Officer and Director Nominee	2008
John L. Bishop	75	Lead Independent Director	2014
Fred E. Cohen, M.D., D.Phil.	63	Director	2007
Karin Eastham	70	Director	2012
Robert S. Epstein, M.D., M.S.	64	Director and Director Nominee	2015
Kevin K. Gordon	57	Director	2016
Evan Jones	63	Director and Director Nominee	2008
Tina S. Nova, Ph.D.	66	Director	2015

Bonnie H. Anderson has served as our co-founder, Chief Executive Officer and as a member of our board of directors since February 2008 and as the Chairman of our board of directors since December 2016. From August 2013 to February 2017, she also served as our President. Prior to joining us, Ms. Anderson was an independent strategic consultant from April 2006 to January 2008, including as a strategic consultant for us from July 2007 to January 2008. Ms. Anderson was a Vice President at Beckman Coulter, Inc., a manufacturer of biomedical testing instrument systems, tests and supplies, from September 2000 to March 2006. Ms. Anderson currently serves as a member of the board of directors of Castle Biosciences, Inc. and as a trustee emeritus of the Keck Graduate Institute of Applied Life Sciences. Ms. Anderson holds a B.S. in Medical Technology from Indiana University of Pennsylvania.
John L. Bishop has served on our board of directors since December 2014. Mr. Bishop served as the Chief Executive Officer and served as a member of the board of directors of Cepheid Inc., a molecular diagnostics company, from April 2002 to November 2016, and became the chairman of its board of directors in February 2013. Mr. Bishop retired from Cepheid and resigned from the board of directors following the acquisition of Cepheid by Danaher Corporation. Mr. Bishop served as President and a member of the board of directors of Vysis, Inc., a genomic disease management company that was acquired by Abbott Laboratories, a health care company, from 1993 to 2002, and as Chief Executive Officer from 1996 to 2002. From 1991 until 1993, Mr. Bishop was Chairman and Chief Executive Officer of MicroProbe Corporation, a biotechnology company, and, from 1987 until 1991, of Source Scientific Systems Inc., a biomedical instrument manufacturing company. He currently serves on the board of directors of Sense Biodetection Ltd, a private molecular diagnostics company focused on infectious disease and previously served as a member of the board of directors and compensation committee member of Conceptus, Inc. from February 2009 until June 2013 upon its acquisition by Bayer HealthCare LLC and as the chairman of the board of directors of AdvaMedDx, a division of the

Advanced Medical Technology Association, a private medical diagnostics industry advocacy group, from December 2013 until April 2017. Mr. Bishop holds a B.S. from the University of Miami.

Fred E. Cohen, M.D., D.Phil. has served on our board of directors since January 2007.  Dr. Cohen currently serves as a Co-Founder and Senior Managing Partner at Vida Ventures, a life sciences investment group, which he co-founded in April 2017. From 2001 to 2016, Dr. Cohen was a Partner and Managing Director of TPG Capital, a private investment firm, where he led TPG’s venture efforts in biotechnology and life sciences. From 1986 to 2016, Dr. Cohen also served as a member of the faculty of University of California, San Francisco (“UCSF”). At UCSF, Dr. Cohen served as an internist for hospitalized patients, a consulting endocrinologist and as the Chief of the Division of Endocrinology and Metabolism. His research interests include structure based drug design, prion diseases, computational biology and heteropolymer chemistry. Dr. Cohen received his B.S. degree in Molecular Biophysics and Biochemistry from Yale University, his D.Phil. in Molecular Biophysics from Oxford on a Rhodes Scholarship, his M.D. from Stanford and his postdoctoral training and postgraduate medical training in Internal Medicine and Endocrinology at UCSF. He is a Fellow of the American College of Physicians and the American College of Medical Informatics and a member of the American Society for Clinical Investigation and Association of American Physicians. Dr. Cohen was elected to the Institute of Medicine of the National Academy of Sciences in 2004 and the American Academy of Arts and Sciences in 2008. Dr. Cohen has served on the board of directors of Intellia Therapeutics, Inc. since January 2019, Progyny, Inc. since March 2015, UroGen Pharma Ltd. since May 2017, and CareDx, Inc. since January 2003, as well as on the boards of several privately held companies. Dr. Cohen previously served on the board of directors of Genomic Health, Inc. from April 2002 to November 2019, BioCryst Pharmaceuticals, Inc. from July 2013 until January 2019, Quintiles Transnational Holdings, Inc. from May 2007 to November 2015, Five Prime Therapeutics, Inc. from May 2002 until May 2018, and Tandem Diabetes Care, Inc from June 2013 until April 2019.

Karin Eastham has served on our board of directors since December 2012. Ms. Eastham serves on the boards of directors of several life sciences companies, including the board of directors of Personalis, Inc., a biotechnology company, since September 2019, Nektar Therapeutics, a biopharmaceutical company, since September 2018, and Geron Corporation, a biotechnology company, since March 2009. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research, a non-profit corporation engaged in biomedical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. Ms. Eastham previously held similar positions with several life sciences companies. Ms. Eastham also previously served as a member of the board of directors of Illumina, Inc. from August 2004 to May 2019, MorphoSys AG from May 2012 to May 2017, Amylin Pharmaceuticals, Inc. from September 2005 until its acquisition in August 2012, Genoptix, Inc. from July 2008 until its acquisition in March 2011, Tercica, Inc. from December 2003 until its acquisition in October 2008, and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013. Ms. Eastham received a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant.

Robert S. Epstein, M.D., M.S. has served on our board of directors since January 2015. Dr. Epstein has served as a strategic consultant to life sciences companies since 2013. From 2010 to 2012, Dr. Epstein served as President of the Medco-UBC Division and as Chief Research and Development Officer of Medco Health Solutions, Inc., a managed healthcare company. Prior to that, Dr. Epstein served as Medco’s Chief Medical Officer from 1997 to 2010. Dr. Epstein has served as a member of the board of directors of Fate Therapeutics, Inc. since March 2014 and Illumina, Inc. since November 2012. Dr. Epstein previously served as a member of the board of directors of Aveo Pharmaceuticals, Inc. from December 2012 to June 2014. Dr. Epstein is the former president of the International Society of Pharmacoeconomics and Outcomes Research, and served on the board of directors of the Drug Information Association and the International Society of Quality of Life. He has also served on the Centers for Disease Control and Prevention Evaluation of Genomic Applications in Practice & Prevention Stakeholder Committee and the Agency for Healthcare Research and Quality Centers for Education and Research on Therapeutics Committee. Dr. Epstein holds a B.S. in Biomedical Science and an M.D. from the University of Michigan, and an M.S. in Preventive Medicine from the University of Maryland.

Kevin K. Gordon has served on our board of directors since December 2016. Mr. Gordon has also served on the board of directors of Progyny, Inc., a leading fertility benefits management company, since October 2019 and Q Holdco Limited, a private company that provides engineered and elastomeric solutions, since September 2019. Mr. Gordon served as President and Chief Financial Officer of Liquidia Technologies Inc., a clinical biopharmaceutical company from January 2018 until March 2019. Mr. Gordon served as Executive Vice President and Chief Operating Officer of Quintiles Transnational Holdings Inc., a research, clinical trial and pharmaceutical consulting company, from October 2015 until October 2016 and served as Executive Vice President and Chief Financial Officer from July 2010 until December 2015 (Quintiles Transitional Holdings merged with IMS Health Holdings, Inc., an information and technology services company, in October 2016 to form IQVIA Holdings, Inc., a global biopharmaceutical services provider). Mr. Gordon served as Executive Vice President and Chief Financial Officer of Teleflex Incorporated, a medical device company, from March 2007 until January 2010. Prior to that, Mr. Gordon held various senior corporate development positions at Teleflex Incorporated from 1997 to 2007. From 1992 to 1997, he held various senior positions, including Chief Financial Officer at Package Machinery Company, a consumer product packaging equipment company. From 1984 to 1992, he held senior manager and other various finance positions at KPMG LLP, an audit, tax and advisory services company.  Mr. Gordon holds a B.S. in Accounting from the University of Connecticut.

Evan Jones has served on our board of directors since February 2008. Mr. Jones has also served as Managing Member of jVen Capital, LLC, a life sciences investment company, since 2007. He has also served as Chief Executive Officer of OpGen, Inc., a genetic analysis company, since 2013 and has served as a director since 2009. He was a co-founder of Digene Corporation, a biotechnology company focused on women’s health and molecular diagnostic testing, serving as chairman of its board of directors from 1995 until its acquisition in 2007 and served as Chief Executive Officer from 1990 to 2006 and as President from 1990 to 1999. Mr. Jones served as a member of the board of directors of Foundation Medicine, Inc. until its merger with Roche Holdings, Inc. in July 2018. Mr. Jones served as a director of Fluidigm Corporation from March 2011 to August 2017 and CAS Medical Systems, Inc. from May 2008 until October 2013. Mr. Jones received a B.A. in Biotechnology from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania.
Tina S. Nova, Ph.D. has served on our board of directors since November 2015. Dr. Nova has also served as President and Chief Executive Officer of Decipher Biosciences, Inc., a molecular diagnostics company, since August 2018. Dr. Nova served as President and Chief Executive Officer of Molecular Stethoscope, Inc., a molecular diagnostics company, from September 2015 to July 2018. Dr. Nova served as senior vice president and general manager of Illumina Inc.’s oncology business unit from July 2014 to August 2015. From March 2000 to April 2014, Dr. Nova founded and served as a member of the board of directors, President and Chief Executive Officer of Genoptix, Inc., a medical laboratory, which was acquired in 2011 by Novartis Pharmaceuticals Corporation, a pharmaceutical company. Dr. Nova also held senior positions with Nanogen, Inc., a molecular diagnostics and biomedical research company, Ligand Pharmaceuticals, Inc., a biopharmaceutical company, and Hybritech, Inc., a monoclonal antibody development company. Dr. Nova has served on the board of directors of OpGen, Inc., since April 2017. Dr. Nova has served on the board of directors of Arena Pharmaceuticals, Inc., since September 2004 and as the chairman of its board of directors since June 2016. Dr. Nova is vice chairman of the board of directors of the Rady Pediatric Genomics and Systems Medicine Institute, which is part of Rady Children’s Hospital-San Diego. Dr. Nova received a B.S. degree in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.
The Board of Directors Recommends a Vote “FOR” Election as Director for Each of the Class I Nominees Set Forth Above.

Director Nominations
The board of directors generally nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and appoints new directors to fill vacancies when they arise. The board of directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board for nomination or election.
The nominating and corporate governance committee evaluates and selects candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The nominating and corporate governance committee believes that nominees for director should have experience, such as experience in management, accounting, finance, or marketing, or industry and technology knowledge, that may be useful to our company and the board of directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and corporate governance committee also believes that service as a director of other public companies provides experience and perspective that may be useful to our company and the board of directors. Although our company has no formal diversity policy for board members, the board and the nominating and corporate governance committee consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees.
The nominating and corporate governance committee believes it appropriate for at least one, and, preferably, multiple, members of the board of directors to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission (the “SEC”) rules, and that a majority of the members of the board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The nominating and corporate governance committee believes it appropriate for certain key members of our management - currently, our Chief Executive Officer - to participate as members of the board of directors.
Prior to each annual meeting of stockholders, the nominating and corporate governance committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service.

These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the board of directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to re-nominate the director, or if a vacancy is created on the board as a result of a resignation, an increase in the size of the board or other event, then the nominating and corporate governance committee will consider various candidates for board membership, including those suggested by the committee members, by other board members, by any search firm engaged by the nominating and corporate governance committee and by stockholders. Each of the nominees is a member of the board of directors standing for re-election as a director.
A stockholder who wishes to suggest a prospective nominee for the board of directors should notify our Secretary or any member of the nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate. In addition, our amended and restated bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Secretary and otherwise comply with the provisions of our amended and restated bylaws. To be timely, our amended and restated bylaws provide that we must have received the stockholder’s notice not earlier than February 5, 2021 and not later than March 7, 2021. Information required by the amended and restated bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the related rules and regulations under that Section.
Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our amended and restated bylaws and must be addressed to: Secretary, Veracyte, Inc., 6000 Shoreline Court, Suite 300, South San Francisco, California 94080. You may obtain a copy of the full text of this provision of the amended and restated bylaws by writing to our Secretary at the above address.

Director Qualifications
Set forth below is a summary of the specific experience, qualifications, attributes or skills of the members of our board of directors that, in addition to the experience of those individuals described in their biographies above, led our nominating and corporate governance committee and board of directors to conclude that the director should serve as a member of the board of directors.
Our board of directors has concluded that Ms. Anderson should serve on our board of directors due to her extensive industry experience, strategic perspective of our development, historic knowledge of our company and key leadership position as our Chief Executive Officer and our former President.
Our board of directors has concluded that Mr. Bishop should serve on our board of directors due to his significant experience as the chief executive officer of a publicly traded molecular diagnostics company, his experience in senior management positions in life sciences companies, his experience as a director of publicly traded life sciences companies and his extensive experience in the clinical diagnostics, life science and biotechnology industries.
Our board of directors has concluded that Dr. Cohen should serve on our board of directors due to his significant leadership experience in the medical and finance fields through his background as an M.D. and a venture capitalist, his extensive technical expertise relevant to our business, and his experience as an investor in and on the boards of numerous life sciences and healthcare companies.
Our board of directors has concluded that Ms. Eastham should serve on our board of directors due to her experience as a director of numerous life sciences companies, as well as her extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions.
Our board of directors has concluded that Dr. Epstein should serve on our board of directors due to his extensive experience in senior and strategic roles in healthcare companies, his expertise in reimbursement and FDA regulation, and his experience as a director of publicly traded companies in the life sciences industry.
Our board of directors has concluded that Mr. Gordon should serve on our board of directors due to his significant experience in senior management positions in publicly traded life sciences companies, as well as his extensive senior management experience in the biopharmaceutical industry, including key corporate finance and accounting positions.

Our board of directors has concluded that Mr. Jones’s knowledge of the life sciences industry and his experience as a chief executive officer and as a board member of other publicly traded and privately held life sciences companies qualifies him to serve on our board of directors.
Our board of directors has concluded that Dr. Nova’s knowledge of the life sciences industry and her experience as a chief executive officer and as a board member of other publicly traded and privately held life sciences companies qualifies her to serve on our board of directors.

Director Independence
The board of directors has determined that, except for Ms. Anderson, each individual who currently serves as a member of our board of directors is, and each individual who served as a member of our board of directors in 2019 was, an “independent director” within the meaning of Rule 5605 of The Nasdaq Stock Market. Ms. Anderson is not considered independent as she serves as our Chief Executive Officer. For Mr. Bishop, Dr. Cohen, Ms. Eastham, Dr. Epstein, Mr. Gordon, Mr. Jones and Dr. Nova, the board of directors considered their relationship and transactions with the Company and security holders of the Company.

Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during 2019 included Karin Eastham, Fred E. Cohen and Evan Jones. No member of our compensation committee in 2019 was at any time during 2019 or at any other time an officer or employee of ours, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2019.
Board Meetings
The board of directors held ten meetings during 2019. Each director attended at least 75% of the aggregate number of meetings held by the board of directors and of the committees on which such director served. The independent directors meet in executive sessions at regularly scheduled meetings of the board of directors without the participation of the Chief Executive Officer or other members of management. We do not have a policy that requires the attendance of directors at the Annual Meeting.
Board Committees
Below is a description of each committee of the board of directors. The board of directors has determined that each director who serves on the audit, compensation and nominating and corporate governance committees is “independent,” as that term is defined for such committee by applicable listing standards of The Nasdaq Stock Market and rules of the SEC, and has adopted written charters for each of these committees. The charters of the audit, compensation, nominating and corporate governance, and regulatory and compliance committees are available on the investor section of our website (https://investor.veracyte.com/investor-relations) under the corporate governance tab.
Audit Committee and Financial Expert
The current members of the audit committee are Kevin K. Gordon, its Chair, John L. Bishop and Karin Eastham. The audit committee held seven meetings during 2019. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in oversight of the integrity of our financial statements, our compliance with certain legal and regulatory requirements, our independent auditor’s qualifications, independence and performance, and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditor. The board of directors has determined that Mr. Gordon, Mr. Bishop and Ms. Eastham each are qualified as an “audit committee financial expert” under the definition outlined by the SEC.
Compensation Committee
The current members of the compensation committee are Karin Eastham, its Chair, Fred E. Cohen and Evan Jones. The compensation committee held 13 meetings during 2019. Our compensation committee oversees our compensation policies, plans and benefits programs and determines and approves or makes recommendations to our board of directors regarding the compensation of our executive officers. In addition, our compensation committee reviews and approves or makes recommendations to our board of directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee also reviews and recommends directors’ compensation to the full board of directors. The compensation committee has the sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.
Nominating and Corporate Governance Committee
The current members of the nominating and corporate governance committee are Robert S. Epstein, its Chair, Fred E. Cohen and Tina S. Nova. The nominating and corporate governance committee held eight meetings during 2019. Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board of directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our board of directors on matters concerning corporate governance and conflicts of interest.
Regulatory and Compliance Committee
The current members of the regulatory and compliance committee are Tina S. Nova, its Chair, Robert S. Epstein and Evan Jones. The regulatory and compliance committee held three meetings during 2019. Our regulatory and compliance committee assists our board in meeting its responsibilities with regard to oversight of our compliance with healthcare legal and regulatory requirements applicable to our business.

Corporate Governance
Board Leadership Structure and Role in Risk Oversight
We have a lead independent director of the board of directors separate from our Chief Executive Officer. Ms. Anderson is our Chairman and Chief Executive Officer and Mr. Bishop is the lead independent director of the board of directors. The board of directors believes that this leadership structure reflects the role and responsibilities of the chief executive officer in our business and operations with significant involvement and authority vested in a separate lead independent director of the board. The board of directors retains the authority to modify this structure as it deems appropriate.
Our board of directors is responsible for overseeing the overall risk management process at Veracyte. The responsibility for managing risk rests with executive management while the committees of the board of directors and the board of directors as a whole participate in the oversight process. The risk oversight process of the board of directors builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, strategic biopharmaceutical partnerships, executive development and evaluation, regulatory and legal compliance including those laws and regulations relating to product and service promotional activities, Medicare billing and reimbursement and provision of laboratory services, cybersecurity, privacy and financial reporting and internal controls. The board of directors considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management, including but not limited to, our ability to expand our platform globally, our ability to achieve the expected benefits from our acquisition of the diagnostic rights to the nCounter FLEX Analysis System, our ability to potentially inform diagnosis and treatment decisions in new oncology indications and, more recently, risk exposures related to COVID-19.
Communications with the Board of Directors
If you wish to communicate with the board of directors, you may send your communication in writing to: Secretary, Veracyte, Inc., 6000 Shoreline Court, Suite 300, South San Francisco, California 94080. You must include your name and address in the written communication and indicate whether you are our stockholder. The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the board based on the subject matter.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our officers and employees, including our Chairman and Chief Executive Officer, our Chief Financial Officer and other employees who perform financial or accounting functions. The Code of Business Conduct and Ethics sets forth the basic principles that guide the business conduct of our employees. We have also adopted a Senior Financial Officers’ Code of Ethics that specifically applies to our Chairman and Chief Executive Officer, our Chief Financial Officer and key management employees. Stockholders may request a free copy of our Code of Business

Conduct and Ethics and our Senior Financial Officers’ Code of Ethics by contacting Veracyte, Inc., Attention: Chief Financial Officer, 6000 Shoreline Court, Suite 300, South San Francisco, California 94080.
To date, there have been no waivers under our Code of Business Conduct and Ethics or Senior Financial Officers’ Code of Ethics. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics or Senior Financial Officers’ Code of Ethics or waivers of such Codes granted to executive officers and directors on our website at http://www.veracyte.com within four business days following the date of such amendment or waiver.

Certain Relationships and Related Transactions
In addition to the compensation arrangements of our directors and named executive officers discussed elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2019, to which we have been or will be a party, and in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with, or immediate family members of, any of the foregoing, had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Related Party Transaction Approval

We have a formal policy that our executive officers, directors, director nominees, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a transaction in which we are or will be a party and in which the amount involved exceeds $120,000 without the prior consent of our audit committee. Any request for us to enter into such a transaction must first be presented to our audit committee, or if a member of our audit committee is involved in the transaction, to the disinterested and independent members of our board of directors for review, consideration and approval. In approving or rejecting any such proposal, the disinterested and independent members of our board of directors will consider all relevant facts and circumstances reasonably available to them.

2019 Director Compensation
For 2019, our compensation committee engaged Radford, a part of Aon plc, (“Radford”), an independent compensation consultant, to provide an analysis of non-employee director compensation, including an analysis of compensation paid to non-employee directors by companies in our peer group (as described in “Compensation Discussion and Analysis - 2019 Peer Group”), and an assessment of both the equity compensation, and an evaluation of the type of equity instruments being awarded. The following table sets forth cash amounts and the value of equity compensation awarded to, earned by, or paid to our non-employee directors for their service in 2019:

Name	Stock options	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
John L. Bishop	10,000	75,000	134,038	209,038
Fred E. Cohen	10,000	51,000	134,038	185,038
Karin Eastham	10,000	62,000	134,038	196,038
Robert S. Epstein	10,000	55,000	134,038	189,038
Kevin K. Gordon	10,000	60,000	134,038	194,038
Evan Jones	10,000	51,000	134,038	185,038
Tina S. Nova	10,000	52,760	134,038	186,798

(1)
Amounts represent the aggregate fair value of the option awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial reporting purposes, rather than amounts paid to or realized by the named individual. Our assumptions with respect to the calculation of these values are set forth in the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.

(2)	The following sets forth the number of shares of common stock subject to outstanding options held by non-employee directors at December 31, 2019:

Name	Number of Shares
John L. Bishop	75,000
Fred E. Cohen	20,000
Karin Eastham	100,000
Robert S. Epstein	75,000
Kevin K. Gordon	65,000
Evan Jones	70,000
Tina S. Nova	75,000

Directors who are employees do not receive any fees or equity awards for their service on the board of directors or any committee. Our non-employee directors receive an annual cash retainer of $40,000 for their service on our board of directors. Members of our audit committee, compensation committee, nominating and corporate governance committee and regulatory and compliance committee, other than the chair of each such committee, receive an additional annual cash retainer of $10,000, $6,000, $5,000 and $5,000, respectively. The chair of our audit committee, compensation committee, nominating and corporate governance committee and regulatory and compliance committee each receive an additional annual cash retainer of $20,000, $12,000, $10,000 and $10,000, respectively. Additionally, the individual acting as lead independent director of the board of directors receives an additional annual cash retainer of $25,000. All annual cash retainers are payable quarterly in arrears and are pro-rated for partial service in any year. We also reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board of directors and committee meetings in accordance with our travel policy.
Any non-employee director who first joins our board of directors is automatically granted an initial stock option to purchase 35,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. The option will vest and become exercisable as to one-third of those shares on each of the first, second and third annual anniversaries of the date of grant. On the first business day after each annual meeting of stockholders, each non-employee director who continues to serve on our board of directors and who has served as a director for at least six months will be automatically granted an option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Each of these options will vest in full on the first anniversary of the date of grant or, if earlier, the date of the next annual meeting of stockholders. These grants and their terms are set forth in our 2013 Stock Incentive Plan. The vesting of the options described above will accelerate in full upon a “change in control” as defined in our 2013 Stock Incentive Plan.

PROPOSAL 2
To Approve the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan

On April 13, 2020, the board of directors adopted the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan (the “ESPP”), to increase the number of shares of our common stock reserved for issuance thereunder by 1,500,000 shares, to enable the enrollment of part-time and temporary employees who are otherwise ineligible to participate in the ESPP, and to make certain other administrative changes, subject to stockholder approval. The board of directors continues to believe that the ESPP is an important incentive tool supporting the Company in its continued efforts to attract, retain and motivate qualified personnel, while also aligning the long-term value creation objectives of the Company’s workforce with those of our stockholders. If approved by stockholders, the amendment and restatement to the ESPP will be effective June 5, 2020.

Summary of the ESPP

The following is a summary of the principal provisions of the ESPP, as would be amended by this proposal. This summary is qualified in its entirety by reference to the full text of the ESPP, which is attached as Appendix A to this Proxy Statement. To the extent that there is a conflict between this summary and the actual terms of the ESPP, the terms of the ESPP will govern.
Shares Reserved for Issuance. The Board adopted the ESPP on March 10, 2015 and it became effective following approval by our stockholders on May 18, 2015. 750,000 shares of common stock were initially reserved for issuance under the ESPP. Since the ESPP’s inception, 637,737 shares have been issued and 112,263 shares are currently available for future issuance. If the proposed amendment and restatement is approved, 1,612,263 shares will be available for future issuance.
We anticipate that the 1,500,000 shares requested pursuant to the proposed amendment and restatement of the ESPP, plus the 112,263 shares remaining available for issuance under the ESPP Plan as of the record date on April 14, 2020, will enable the Company to fund our ESPP program through our 2027 Annual Meeting of Stockholders.
Administration. The ESPP is administered by our compensation committee. Our compensation committee has the authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the ESPP as well as any ESPP procedures instituted by our board of directors. Our compensation committee is also authorized to adjudicate any disputed claims under the ESPP.
Eligibility; Contribution Limits. Our employees, including our officers and employee directors and employees of participating subsidiaries (if any), who are employed by us on the day preceding the start of any offering period (or any earlier date determined by the compensation committee) is eligible to participate in the ESPP. Employees who are (i) customarily employed for 20 or less hours per week or (ii) customarily employed for five months or less in a calendar year shall initially be eligible to participate in the ESPP; provided that the compensation committee may exclude such employees or any other individuals to the extent permitted by Section 423 of the Internal Revenue Code and the terms of the ESPP.
Notwithstanding the foregoing, employees who, immediately after electing to participate, would own stock of the Company (including stock such employee may purchase under this plan or other outstanding options) representing 5% or more of the total combined voting power or value of all classes of our stock are not eligible to participate in the ESPP. As of March 31, 2020, there were approximately 359 employees of the Company eligible to participate in the ESPP of which 215 were enrolled, including two executive officers.
The ESPP permits each participating employee to purchase common stock through payroll deductions, which may not be less than 1% nor more than 15% of the employee’s base salary, wages and commissions. To the extent permitted by the compensation committee and the terms and conditions of any offering, an employee may also make contributions by cash or check during the applicable offering period. In addition, no employee is permitted to accrue, under the ESPP and all similar purchase plans of the Company or its subsidiaries, a right to purchase stock of the Company having a value in excess of $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. The compensation committee may, in its discretion, further establish a maximum number of shares that may be purchased by any employee under the ESPP.
Employees are able to withdraw their accumulated payroll deductions prior to the end of the offering period in accordance with the terms of the offering. Participation in the ESPP will end automatically on termination of employment with us.
Offering Periods and Purchase Price. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, except as noted below, the board of directors or, as authorized, the compensation committee may specify offerings with a duration of not more than 12 months and may specify shorter purchase periods within each offering.

During each purchase period, payroll deductions accumulate, without interest. On the last day of the purchase period, accumulated payroll deductions are used to purchase common stock for employees participating in the offering.
The purchase price will be specified pursuant to an offering, but cannot, under the terms of the ESPP, be less than 85% of the fair market value per share of our common stock on either the offering date or on the purchase date, whichever is less.
Reset Feature. The compensation committee may specify that if the fair market value of a share of our common stock on any purchase date within a particular offering period (to the extent that there is more than one purchase period within an offering period) is less than or equal to the fair market value on the start date of that offering period, then the offering period will automatically terminate after shares are purchased on the purchase date, and the employee in that offering period will automatically be enrolled in a new offering period which will begin on the next day following such purchase date.
Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the ESPP, (b) the individual and aggregate participant share limitations described in the plan and (c) the price of shares that any participant has elected to purchase.
Corporate Reorganization. Immediately before a corporate reorganization, the offering period and purchase period then in progress shall terminate and stock will be purchased with the accumulated payroll deductions, unless the ESPP is assumed by the surviving corporation or its parent corporation under the plan of merger or consolidation.
Amendment and Termination. Our board of directors has the right to amend, suspend or terminate the ESPP at any time. Any increase in the aggregate number of shares of stock available for issuance and the amendments described above will not go into effect until the ESPP receives stockholder approval. Any other amendment is subject to stockholder approval only to the extent required under applicable law or regulation.
If our stockholders do not approve this amendment, none of the proposed 1,500,000 additional shares will become available for issuance. The ESPP will terminate upon the earlier of (i) its termination by our board of directors or (ii) the date on which all shares available for issuance under the ESPP have been sold.
Certain Federal Income Tax Consequences of the Employee Stock Purchase Plan
The following is brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP and does not purport to be complete. This summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which any participant may reside.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Plan Benefits
Because participation in the ESPP is voluntary and each eligible employee has the discretion to determine whether and to what extent to participate in and contribute to the ESPP, the benefits and amounts that will be received or allocated to officers and other employees under the ESPP are not determinable at this time. The closing price per share of our common stock as reported by The Nasdaq Stock Market on March 31, 2020 was $24.31. The table below sets forth the number of shares purchased pursuant to our ESPP by our named executive officers, all current executive officers as a group, all current non-employee directors as a group and all current employees (excluding all executive officers) from the inception of the ESPP through March 31, 2020.

Named Executive Officers	Number of Shares Issued Under ESPP
Keith Kennedy	8,365
John Hanna	18,848
All current executive officers as a group (two persons)	27,213
All employees (excluding current executive officers)	610,524
Required Vote
Approval of the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of present and voting at the Annual Meeting or voting by proxy.
The Board of Directors Recommends a Vote “FOR” Approval of the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2020. Ernst & Young LLP has audited our financial statements since 2014. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
The following table presents fees billed for professional audit services and other services rendered to us by Ernst & Young LLP for 2018 and 2019.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$1,676,704	$1,097,000
Tax Fees(2)	$—	$—
All Other Fees(3)	$4,850	$47,865
Total	$1,681,554	$1,144,865

(1)
Audit fees include fees and out-of-pocket expenses, whether or not yet invoiced, for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements.

(2)	Tax fees consist of federal and state tax compliance and planning, tax advice and preparation of tax returns.

(3)	Other fees consist of consultations not related to audit or tax fess and access to an online accounting literature database.

Pre-approval Policies and Procedures
Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our amended and restated bylaws or otherwise. However, the board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends a Vote “FOR” Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 4
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the shares present at the Annual Meeting or voting by proxy and entitled to vote. Abstentions have the same effect as votes “AGAINST” this proposal.
Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors Recommends a Vote “FOR” Approval, on a Non-Binding Advisory Basis, of the Compensation of our Named Executive Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of common stock beneficially owned on March 31, 2020, by:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with SEC rules. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 49,999,923 shares of common stock outstanding at March 31, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2020, the Record Date for the Annual Meeting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise set forth below, the address of each beneficial owner is 6000 Shoreline Court, Suite 300, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders:
Blackrock, Inc. (2)	4,310,534	8.3%
Gilder Gagnon Howe & Co. LLC (3)	3,772,602	7.3%
William Blair Investment Management, LLC (4)	3,569,401	6.9%
Invesco Ltd. (5)	3,337,889	6.5%
Sumitomo Mitsui Trust Holdings, Inc. (6)	3,053,251	5.9%
ARK investment Management LLC (7)	2,788,436	5.4%
Entities affiliated with The Vanguard Group (8)	2,668,494	5.2%

Directors and Executive Officers:
Bonnie H. Anderson(9)	1,305,978	2.5%
Keith Kennedy(10)	134,620	*
Giulia C. Kennedy(11)	39,871	*
John Hanna(12)	175,971	*
Christopher M. Hall(13)	25,135	*
John L. Bishop(14)	65,000	*
Fred E. Cohen, M.D., D.Phil.(15)	50,000	*
Karin Eastham(16)	103,227	*
Robert S. Epstein, M.D., M.S.(17)	65,000	*
Kevin K. Gordon (18)	49,895	*
Evan Jones(19)	224,653	*
Tina S. Nova, Ph.D.(20)	65,000	*
All directors and executive officers as a group (11 persons)(21)	2,279,215	4.4%

*	Less than 1%

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Unless otherwise indicated, shares are owned of record and beneficially by the named person.

(2)
Based on a Schedule 13G filed on February 6, 2020, Blackrock, Inc. has sole voting power with respect to 4,144,068 shares and dispositive power with respect to 4,310,534 shares of our common stock. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY, 10055.

(3)
Based on a Schedule 13G filed on February 14, 2020, Gilder Gagnon & Howe Co LLC has shared dispositive power with respect to 3,772,602 shares of our common stock. The address of Gilder Gagnon & Howe Co LLC is 475 10th Avenue, New York, NY 10018.

(4)
Based on a Schedule 13G filed on February 10, 2020, William Blair Investment Management, LLC has sole voting power with respect to 3,243,225 shares and dispositive power with respect to 3,569,401 shares of our common stock. The address of William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, IL 60606.

(5)
Based on a Schedule 13G filed on February 13, 2020, Invesco Ltd. has sole voting power with respect to 3,110,897 shares and dispositive power with respect to 3,337,889 shares of our common stock. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(6)
Based on Schedule 13Gs filed on February 12, 2020, Sumitomo Mitsui Trust Holdings, Inc. and Nikko Asset Management Americas, Inc. have shared voting and dispositive with respect to 3,053,251 shares of our common stock. The address of Sumitomo Mitsui Trust Holdings, Inc. is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The address of Nikko Asset Management Americas, Inc. is 605 Third Avenue, 38th Floor, New York, NY 10158.

(7)
Based on a Schedule 13G filed on February 14, 2020, ARK Investment Management LLC has sole voting and power with respect to 2,746,983 shares and sole dispositive power with respect to 2,788,436 shares of our common stock. The address of ARK Capital Management LLC is 3 East 28th Street, 7th Floor, New York, NY, 10016.

(8)
Based on a Schedule 13G filed on February 11, 2020, entities affiliated with The Vanguard Group have sole voting power with respect to 98,617 shares and sole or shared dispositive power with respect 2,668,494 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Consists of (i) 110,813 shares of our common stock held by Ms. Anderson, (ii) options to purchase 1,096,080 shares of our common stock held by Ms. Anderson which are exercisable within 60 days of March 31, 2020, and (iii) 99,085 of our common stock held by the Bonnie H. Anderson Living Trust.

(10)
Consists of (i) 61,857 shares of our common stock held by Mr. Kennedy and (ii) options to purchase 72,763 shares of our common stock held by Mr. Kennedy which are exercisable within 60 days of March 31, 2020.

(11)
Consists of (i) 1,869 shares of our common stock held by Ms. Kennedy and (ii) options to purchase 38,002 shares of our common stock held by Ms. Kennedy which are exercisable within 60 days of March 31, 2020.

(12)
Consists of (i) 74,584 shares of our common stock held by Mr. Hanna and (ii) options to purchase 101,387 shares of our common stock held by Mr. Hanna which are exercisable within 60 days of March 31, 2020.

(13)	Consists of options to purchase 25,135 shares of our common stock held by Mr. Hall which are exercisable within 60 days of March 31, 2020.

(14)	Consists of options to purchase 65,000 shares of our common stock held by Mr. Bishop which are exercisable within 60 days of March 31, 2020.

(15)
Consists of (i) 40,000 shares of our common stock held by Dr. Cohen and (ii) options to purchase 10,000 shares of our common stock held by Dr. Cohen which are exercisable within 60 days of March 31, 2020.

(16)
Consists of (i) options to purchase 90,000 shares of our common stock held by Ms. Eastham which are exercisable within 60 days of March 31, 2020 and (ii) 13,227 shares held by the Karin Eastham Defined Benefit Plan.

(17)	Consists of options to purchase 65,000 shares of our common stock held by Dr. Epstein which are exercisable within 60 days of March 31, 2020.

(18)	Consists of options to purchase 49,895 shares of our common stock held by Mr. Gordon which are exercisable within 60 days of March 31, 2020.

(19)
Consists of options to purchase 60,000 shares of our common stock which are exercisable within 60 days of March 31, 2020, ownership of 25,000 shares of common stock and 139,653 shares held by jVen Capital, LLC, of which Mr. Jones is Managing Member.

(20)	Consists of options to purchase 65,000 shares of our common stock held by Dr. Nova which are exercisable within 60 days of March 31, 2020.

(21)	Consists of (i) 314,123 shares of our common stock and (ii) options to purchase 1,738,262 shares of our common stock which are exercisable within 60 days of March 31, 2020.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2020 and their positions are shown below:

Name	Age	Position
Bonnie H. Anderson	62	Chairman and Chief Executive Officer
Keith Kennedy	50	Chief Operating Officer and Chief Financial Officer
Giulia C. Kennedy	60	Chief Scientific Officer and Chief Medical Officer
John Hanna	40	Chief Commercial Officer
Executive Officer Information

For information regarding Ms. Anderson, please refer to “Proposal 1- Election of Directors.”
Keith Kennedy, has served as our Chief Financial Officer since December 2016, our Secretary since November 2017, and as our Chief Operating Officer since July 2019.  Prior to joining us, Mr. Kennedy provided strategic counsel and consulting services from his consulting practice from September 2015 to November 2016, including advisory services to Pennant Park Investment Advisors.  Mr. Kennedy served as President, Chief Executive Officer and Director of MCG Capital Corporation, a publicly traded business development company, from April 2014 until its merger with Pennant Park Floating Rate Capital Ltd in August 2015.  Mr. Kennedy joined MCG Capital Corporation in February 2012 as an Executive Vice President and Managing Director, served as its Chief Financial Officer and Treasurer from May 2012 to March 2014, and its President from March to April 2014.  Prior to MCG, Mr. Kennedy served as a Managing Director at GE Capital, a Manager of Transaction Services at Ernst & Young LLP and as an Officer in the U.S. Air Force.  Mr. Kennedy holds a B.S. in Accounting with high distinction from Indiana University and holds an M.B.A. from the College of William & Mary.  Mr. Kennedy is a Chartered Financial Analyst and Certified Public Accountant.

Giulia C. Kennedy, Ph.D., has served as our Chief Scientific Officer since September 2008 and became our Chief Medical Officer in January 2018. Dr. Kennedy served as our Senior Vice President of Research and Development from April 2008 to September 2008. Prior to joining us, Dr. Kennedy was a Senior Director at Affymetrix, Inc., a microarray technology company, where she served from January 2000 to March 2008. Prior to joining Affymetrix, Dr. Kennedy served in scientific roles at Chiron Corporation and Millennium Pharmaceuticals, Inc., both of which are biotechnology companies. Dr. Kennedy holds a B.S. in Applied Science from Youngstown State University and a Ph.D. in Biochemistry from Case Western Reserve University School of Medicine and completed postdoctoral training in the Biochemistry Department and Hormone Research Institute at the University of California, San Francisco.

John Hanna has served as our Chief Commercial Officer since March 2017, and previously served as Vice President of Marketing and Vice President of Endocrinology, among other positions, since joining us in August 2011.   Prior to joining us, Mr. Hanna served as a Health Solutions Executive at The International Business Machines Corporation, a multinational technology company, from March 2010 to September 2011.  Mr. Hanna holds a B.S. in Political Science from Hampden-Sydney College and an M.B.A from the University of Miami.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program during 2019 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. In addition, it analyzes how and why the compensation committee made the specific compensation decisions for our principal executive officer, our principal financial officer, and the two executive officers (other than our principal executive officer and principal financial officer) who were our most highly-compensated executive officers at fiscal year-end and for Christopher Hall, our former President and Chief Operating Officer, who resigned in July 2019 and would have been a named executive officer but for the fact that he was not serving as an executive officer at fiscal-year end.

For 2019, our named executive officers were:

Name	Position
Bonnie H. Anderson	Chairman of the Board and Chief Executive Officer
Keith Kennedy[1]	Chief Operating Officer and Chief Financial Officer
Giulia C. Kennedy	Chief Scientific Officer and Chief Medical Officer
John Hanna	Chief Commercial Officer
Christopher Hall[2]	President and Chief Operating Officer
1 Mr. Kennedy was promoted to Chief Operating Officer on July 1, 2019
2 Mr. Hall retired on July 1, 2019
This CD&A is intended to be read in conjunction with the tables which immediately follow, which include historical context of pay.

Executive Summary

Fiscal 2019 Corporate Performance. Our 2019 performance was defined by increased stockholder return and strong genomic testing. We continued to deliver robust revenue growth, due to our accelerated scientific innovations and strategic partnerships across the Biotechnology field. Additionally, we made significant advances to expand our business globally with a broad menu of advanced genomic tests in oncology.

Our key accomplishments for 2019 were:

•	Achieved strong total revenue growth across our testing and product portfolio delivering $120.4 million for the year ended December 31, 2019, an increase of 31% compared to the prior year;

•	Accelerated pulmonology testing revenue to $5.5 million for the year ended December 31, 2019, a 174% increase compared to prior year;

•	Grew total genomic volume from our Afirma, Percepta and Envisia classifiers by 25% to 39,612 tests for the year ended December 31, 2019 compared to the prior year;

•	Increased genomic volume for our pulmonology products by 136% in 2019 compared to prior year, achieving growth targets for both the Percepta and Envisia classifiers;

•
Received final Medicare coverage in March 2019 for the Envisia classifier and published strong clinical validation and clinical utility data in The Lancet Respiratory Medicine, propelling nationwide commercial expansion of the test in the second half of 2019;

•	Expanded payer contracts by 14.4 million lives, making Veracyte an in-network genomic testing provider to health plans representing over 225 million members;

•
Continued to build an extensive library of clinical data across our portfolio in 2019, including 8 publications and 11 presentations at leading medical meetings, demonstrating our Afirma and pulmonology tests’ performance and clinical utility;

•
In January 2019, announced a long-term strategic collaboration with Johnson & Johnson Innovation LLC to advance the development and commercialization of novel diagnostic tests to detect lung cancer at its earliest stages, when the disease is most treatable; and

•
Acquired the exclusive global diagnostic rights to the NanoString nCounter FLEX Analysis System, as well as the Prosigna breast cancer assay and the in-development LymphMark lymphoma subtyping test. We believe this transaction positions us to access a $40 billion global market for our current and pipeline products, by offering a broad menu of advanced genomic tests in oncology and other indications using a distributed-kit model.

As our company has continued to evolve and grow, our compensation committee continually evaluates and transforms the executive compensation program to appropriately structure pay packages considering company size, investor expectations, industry standards and the intense competition for executive talent within the medical technology and broader technology and life science sectors. Our compensation committee firmly believes that executive compensation should be linked to our overall performance. As such, our executive compensation program is designed to attract highly qualified individuals, retain those individuals and motivate performance that supports achievement of our corporate goals while ensuring that these programs do not encourage excessive risk-taking. We believe our executive compensation program, as presented in this CD&A, achieves these objectives.

Pay Program Overview

We believe that the design and structure of our pay program, and in particular our incentive plans, support our business strategy and organizational objectives while successfully aligning executive focus and interest with that of stockholders. Our compensation programs are designed to reward our executives for superior short- and long-term performance. All pay elements, and the safeguards and governance features of the program, have been carefully chosen and implemented to align with our pay philosophy and objectives.
In doing so, we have selected the following framework to achieve these objectives:

Base Salary
Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries are fixed pay set with consideration for responsibilities, market data and individual contribution.

Annual Cash Incentives
The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of certain strategic annual corporate goals.
In 2019, our annual incentives were based on key corporate objectives, including revenue, lung test volume and product, as well as individual contribution.

Long-Term Equity Incentives
Long-term equity awards incentivize executives to deliver long-term stockholder value, while also providing a retention vehicle for our top executive talent.
Equity awards are typically delivered as:
-Stock options
-Restricted Stock Units (“RSUs”)

2019 Target Pay Mix

Consistent with our philosophy of aligning executive pay with our short- and long-term performance, and to align the interests of management and stockholders, our compensation programs are designed to provide the majority of executive compensation in the form of variable, at-risk, incentive pay. We do not have a pre-established policy or target for allocating between fixed and variable compensation, which includes short-term cash compensation and long-term equity compensation or among the different types of variable compensation, although the allocation is influenced by the compensation committee’s assessment of the compensation practices of the companies in the compensation peer group and our short-term and long-term strategic objectives. The following graphs depict the allocation of “fixed” and “variable” compensation for our Chief Executive Officer and, on average, the other named executive officers during 2019:

Compensation Governance
Our compensation committee is responsible for oversight of our compensation program and practices. The committee maintains a pay program defined by robust corporate governance and a commitment to stockholder interests. We have committed to numerous practices and safeguards to ensure the compensation program does not misalign those interests. These include:

Pay-for-performance philosophy and culture	Engage an independent compensation consultant
Provide an appropriate mix of short and long-term incentives to our executives	No repricing of stock option awards without stockholder approval and no discounted stock option awards
Responsible use of shares under our long-term incentive program	Perform an annual risk assessment of our compensation program
No excise tax gross-ups	No excessive perquisites
“Double-trigger” CIC provisions Hedging or pledging of company securities strongly discouraged; requires written pre-clearance form Chief Financial Officer

Say-on-Pay Results

At our 2019 annual meeting of stockholders, we held our first advisory vote on executive compensation (commonly known as a ‘say-on-pay’ proposal). Our stockholders expressed support for our executive compensation program, with approximately 94.8% of shares that voted on the proposal voting in support. The compensation committee is appreciative of this result and believes it indicates that stockholders are supportive of our pay program structure and the alignment we have created between management and shareholder interests. The compensation committee values the opinions of our stockholders and will continue to consider the results of future stockholder votes, along with other forms of stockholder input and feedback, when structuring executive pay.

Also, at our 2019 annual meeting of shares, our stockholders were asked to vote, on advisory basis, for the frequency of say-on-pay votes. Shareholders strongly supported annual votes; as such, the board has adopted a policy to annually include a say-on-pay proposal on the ballot of our annual meetings going forward.

Executive Compensation Philosophy and Objectives

We have designed our executive compensation program to reward our executive officers, including our named executive officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly-competitive environment in which we operate. We believe in providing competitive compensation packages consisting of a combination of base salary, an annual cash bonus, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period. We believe the approach that has been adopted by our compensation committee, with an emphasis on variable cash compensation and equity awards, enables us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.

Compensation Determination Process

Role of Compensation Committee. Our compensation committee oversees our compensation policies, plans and benefits programs and determines and approves or makes recommendations to our board of directors regarding the compensation of our executive officers. The compensation committee conducts an annual review of all components of executive compensation, which is approved by the independent members of the Board.

Role of Management. Our Chief Executive Officer provides data, analyses, input and recommendations to the compensation committee regarding the design and implementation of our executive compensation, including a review of the executive officers' (other than with respect to themselves) performance and contributions throughout the year. The Chief Executive Officer is typically present at compensation committee meetings, except that the Chief Executive Officer is not present during any voting or deliberations on his or her performance, contributions or compensation. In 2019, the Chief Executive Officer reviewed the analysis and recommendations of Radford with the compensation committee and made recommendations regarding proposed salary, equity awards and bonus for our officers (other than themselves). The compensation committee reviews these assessments and recommendations; however the compensation committee’s decisions are made by the compensation committee in its sole discretion, and outside of the presence of any affected executive officers, and it exercises its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations and approves all compensation and equity awards.

Role of Independent Compensation Consultant. The compensation committee retains an independent compensation consultant in order to provide professional expertise regarding a variety of executive compensation and market practices. The independent consultant assists the compensation committee in setting compensation and designing a comprehensive plan. We engaged Radford to provide the compensation committee with the following services, focusing on all compensation components.

In 2019, Radford assisted the compensation committee with, among other things:

•	Reviewing and modifying our compensation peer group;

•	Executive and director market pay analysis;

•	Development and recommendation of executive and director pay programs;

•	Analysis of equity pay market;

•	Change in control and severance arrangement recommendations; and

•	Drafting certain proxy disclosures, including this Compensation, Discussion and Analysis.

The compensation committee annually evaluates the independent compensation consultant’s independence and performance under the applicable SEC and Nasdaq listing standards. The compensation committee believes that working with an independent compensation consultant furthers our objectives to recruit and retain qualified executives, align their interests with those of stockholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals. The compensation committee conducted a specific review of its relationship with Radford in 2019 and determined that Radford’s work for the compensation committee did not raise any conflicts of interest.
Use of Competitive Data
To assess the competitiveness of our executive compensation program and compensation levels, our compensation committee, with the assistance of Radford, examines the competitive compensation data for senior executives of our peer companies examining pay overall, and each pay element.
The compensation committee uses the peer group to reference recent market data and understand the marketplace. However, the compensation committee also recognizes the importance of flexibility and considers other factors as well, such as individual performance, experience, history and scope of responsibility, current market conditions and the specific needs of the business at critical points in time. The compensation committee does not benchmark its compensation decisions to any particular level or against any specific member of the peer group and will use its discretion in setting pay and uses the peer group as a reference point. The compensation committee conducts an annual assessment of the peer group in order to ensure that it reflects our most current financial and sector-specific standing.
2019 Peer Group
For our compensation peer group that was referenced to guide 2019 compensations decisions, Radford helped the compensation committee identify companies similar to us with respect to sector and market capitalization, as well as revenue and headcount, to provide a broad perspective on competitive pay levels and practices. The primary specific criteria used to develop our 2019 peer group consisted of the following:

•	Sector - Biotechnology/Pharmaceuticals, Life Sciences Tools and Services, and Health Care Equipment & Supplies companies

•	Market Capitalization - 0.25x to 4x our company’s market capitalization

•	Revenue - 0.5x to 4x our projected revenues

Using these criteria, in September 2018 the following 20 companies were approved to comprise our 2019 peer group:

CareDx	Cutera	Enzo Biochem
Exact Sciences	Fluidigm	Foundation Medicine
GenMark Diagnostics	Genomic Health	Intersect ENT
Invitae	Keryx Biopharmaceuticals*	Luminex
NanoString Technologies	Natera	NeoGenomics
OraSure Technologies	Oxford Immunotec Global	Pacific Biosciences of California
T2 Biosystems	Vericel*
* New in 2019 and Quildel was removed from the list of companies from the prior year.

Consideration of Compensation Risk
Our compensation governance practices provide an appropriate framework for our executives to achieve our strategic goals without encouraging them to take excessive risks in their business decisions.

On an annual basis, the compensation committee conducts a thorough risk assessment of our compensation programs and practices to analyze whether they encourage employees to take excessive or inappropriate risks. Management also participates in conducting these annual risk assessments and provides their analysis to the compensation committee for consideration. After conducting this analysis, the compensation committee concluded our compensation programs are, on balance, consistent with market practice and do not present material risks to us.

Elements of Our Executive Compensation Program

In order to maintain a competitive and comprehensive pay package, we utilize three primary compensation vehicles to reward our executives: base salary, annual cash incentives, and long-term equity compensation. When setting our compensation practices, we ensure that our program will focus our executive officers on leading our entire organization toward achieving both short-term and long-term strategic, financial and operational goals, and increasing stockholder value, without encouraging excessive risk-taking.

Base Salaries

Base salaries serve to provide fixed cash compensation to our executive officers for performing their ongoing responsibilities. Base salaries for our executive officers are approved upon joining the company by the compensation committee, and then reviewed and adjusted, as appropriate, by the compensation committee on an annual basis, in consultation with Radford and based on consideration of the factors including:

•	The individual’s role and responsibilities;

•	Individual contribution and performance of the past year;

•	Overall experience and expertise;

•	Current base salary;

•	Corporate performance; and

•	Salaries for similar positions within our industry.
Base salaries were adjusted as follows for our named executive officers in 2019:

Executive	2018 Base Salary	2019 Base Salary	% Change
Bonnie H. Anderson	$550,000	$580,000	5.5%
Keith Kennedy [1]	$400,000	432,000	8.0%
Giulia C. Kennedy	$401,000	$421,000	5.0%
John Hanna	$335,000	$375,000	11.9%
Christopher Hall [2]	$415,000	$429,000	3.4%
1 Mr. Kennedy was promoted to Chief Operating Officer on July 1, 2019 [2] Mr. Hall retired on July 1, 2019

Mr. Kennedy’s base salary was increased by 3.5% to $414,000 in February 2019 based on the compensation committee’s considerations of market data, company performance and individual performance and contribution, and Mr. Kennedy received a further adjustment to his base salary to $450,000 in July 2019 due to his promotion to Chief Operating Officer and Chief Financial Officer. The other increases were made based on considerations of market data, company performance and individual performance and contribution.

2019 Annual Cash Incentives. We provide our executives, including the named executive officers, with the opportunity to annually earn cash incentives to encourage the achievement of corporate objectives, and to reward those individuals who significantly impact our corporate results. Payments under the plan are ultimately based on the achievement of pre-established company metrics. Actual performance against these metrics funds the incentive pool and threshold levels of performance must be met for pools to be funded.

2019 Bonus Plan Targets. Each of our named executive officers, except for Mr. Hall who retired in July 2019, participated in our 2019 corporate bonus plan (our "2019 Bonus Plan"). Executive officers that participate in this plan have an established annual incentive target, which is equal to a percentage of their base salary. The actual earned annual incentive bonus, if any, is calculated based on the bonus pool funding, our performance and any adjustments for individual performance as assessed by the Chief Executive Officer for the named executive officers, and by the Board for the Chief Executive Officer. For 2019, our named executive officers had the following annual cash incentive target opportunity:

Executive	Target Annual Incentive (as % of base salary)
Bonnie H. Anderson	100%
Keith Kennedy	55%
Giulia C. Kennedy	55%
John Hanna	55%
Christopher Hall	60%
The target annual opportunity for all named executive officers, except Ms. Kennedy, remained unchanged in 2019. Ms. Kennedy’s target was increased from 50% to 55% based on the compensation committee's consideration of market data.

2019 Bonus Plan Metrics and Results

In February 2019, the independent members of our board of directors, on the recommendation of the compensation committee, approved corporate goals relating to our 2019 Bonus Plan, including product revenue, lung test volume and certain product pipeline goals. The compensation committee and Board selected product revenue as the primary measure to be used to determine annual cash bonuses since it is a key indicator of our growth. Product revenue includes revenue from testing services and the sales of instruments, consumables and in vitro diagnostic kits. The threshold, target and maximum product revenue goals are set forth in the table below. In addition, the compensation committee and Board selected a targeted number of “lung test volume” genomic tests because this is a clear measure of the growth of our diagnostic tools for our pulmonology products. The threshold, target and maximum number of lung test volume genomic tests are set forth in the table below. Plus, given the importance of continuing pipeline product development to our business, the compensation committee and Board selected certain other product-based goals, each equally weighted, relating to (x) achieving certain product feasibility on designated platforms and submitted related clinical articles, (y) completing and submitting certain clinical validation trials and (z) enrollment of patients into a designated clinical trial. Under the 2019 Bonus Plan, eligible employees, including our named executive officers, were eligible to receive annual incentive compensation if we achieved these corporate goals, as further described in the table below.
Each of the three metrics is calculated individually, and the sum of the calculations determines the potential bonus pool payout:

Metric	Weighting	Threshold (65%)	Target (100%)	Maximum (140%)	Actual	Weighted Payout (%)
Product Revenue	50%	$100M	$113M	$118M	$108M	41%
Lung Test Volume	20%	3,250	4,500	6,000	3,900	16%
Products/Pipeline	30%	n/a	See above	n/a	All achieved	30%
Total	100%					87%

The independent members of our board of directors, on the recommendation of the compensation committee, measured and determined the achievement of each of the corporate goals and determined the resulting bonus pool. Once the bonus pool was established based on our performance against the metrics above, a modifier was applied based on each named executive officer's (other than the Chief Executive Officer's) contribution to the company’s performance based on an assessment of performance by the Chief Executive Officer. Actual awards under the 2019 Bonus Plan could either exceed or be less than the targets established, as determined by the independent members of our board of directors at their discretion based on the recommendation of the compensation committee and based on corporate and individual performance.

In February 2020, the independent members of our board of directors, on the recommendation of the compensation committee, approved cash bonus awards for 2019 performance under our 2019 Bonus Plan. The independent members of our board of directors and compensation committee considered that when the 2019 Bonus Plan measures were established, it was designed with stretch goals in mind to reinforce a performance-based culture. The Compensation Committee was aware that while the measures were achievable, they would be particularly challenging. The independent members of our board of directors and compensation committee considered the achievements of the corporate goals under the plan as well our performance and individual performance in determining the amounts to be paid. Although the product revenue and product goals did not reach 100% of each target, our compensation committee also considered our other significant achievements in 2019, including our successful acquisition of an exclusive global diagnostics license to the nCounter FLEX Analysis System as well as the Prosigna breast cancer prognostic gene signature assay and the LymphMark lymphoma subtyping assay, from NanoString Technologies, Inc., our ongoing work in our successful collaborations with the Lung Cancer Initiative at Johnson & Johnson and Loxo Oncology (now a wholly owned subsidiary of Eli Lilly and Company), our successful achievement of cashflow breakeven status for the fourth quarter of 2019, our public offering of common stock in May 2019, and the significant increase in our market capitalization and share price in 2019.  As a result, our compensation committee determined, and the independent members of our board of directors approved, funding our 2019 corporate bonus pool at 100%.

Based on this review, the independent members of our board of directors and compensation committee approved awards to our named executive officers as follows:

Executive	FY 2019 Opportunity			Actual
	2019 Base Salary	2019 Target Bonus (as a % of base salary)	Target Bonus ($)	Corporate Multiplier	Individual Performance Multiplier	2019 Earned Bonus
Bonnie H. Anderson	$580,000	100%	$580,000	100%	--	$580,000
Keith Kennedy	$450,000	55%	$247,500	100%	100%	$247,500
Giulia C. Kennedy	$421,000	55%	$231,550	100%	110%	$254,700
John Hanna	$375,000	55%	$206,250	100%	100%	$206,300
Christopher Hall [1]						--
1 Mr. Hall retired on July 1, 2019, and therefore did not receive an annual incentive award for the past year.
Equity Compensation. A significant portion of executive pay is delivered as long-term incentives, or equity awards, which are designed to align executive officers’ interests with stockholder interests, promote retention through the reward of long-term company performance, and encourage ownership in our company. Equity awards are designed to encourage high performance by and long-term tenure for executive officers, thereby strongly aligning executive officers’ interests with the interests of our stockholders.

We have historically granted equity awards in the form of stock options and restricted stock units (“RSUs”). We believe that stock options, which are granted with exercise prices equal to the fair market value of our common stock on the date of grant and vest over a four-year period, provide an appropriate long-term incentive for our executive officers, since the stock options reward them only to the extent that our stock price increases. Likewise, we believe that RSU awards reward our executive officers with long-term stock price appreciation while simultaneously helping us retain our executive officers, as restricted stock units provide some value to the recipient even if the market price of our common stock declines.

In 2018, we granted performance-based share award (“PSUs”) to certain of our named executive officers to further incentivize our executives to drive long-term growth and promote alignment of our stockholders’ interests with the financial interests of our executives, as discussed further below. The compensation committee believes that PSUs provide an appropriate long-term incentive for our executive officers, as PSUs reward our executive officers only to the extent those performance measures are met.

The compensation committee initially determines the size of equity grants by considering the executive officer’s position and market data of our peer group companies as provided by Radford. The compensation committee then takes into consideration each named executive officer’s recent performance history, his or her potential for future responsibility and criticality of his or her work to the long-term success of our company and the retention value of outstanding awards. The compensation committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing stockholder value. With the formation of the new leadership team following our COO’s retirement in July 2019, certain named executive officers received an additional 32,000 RSUs for retention purposes and to reinforce teamwork across the executives. Our Chief Executive Officer did not receive an additional award of RSUs.

2019 Equity Grants. During 2019, the compensation committee and the independent members of the board of directors, on the recommendation of the compensation committee, approved grants of equity awards to the named executive officers in the following amounts:

Executive	Stock Options (#) (1)	RSUs (#) (2)	Retention RSUs (#) (3)
Bonnie H. Anderson	225,000	30,000	—
Keith Kennedy (4)	60,000	24,000	32,000
Giulia C. Kennedy	60,000	8,000	32,000
John Hanna	60,000	8,000	32,000
Christopher Hall [1]	—	—
1 No equity awards were provided in 2019 to Mr. Hall in light of his retirement.

(1)
Each of these stock options was granted on February 28, 2019 and they vest and become exercisable as to 25% of the shares on the first anniversary of the date of grant, and the remaining shares vest at a rate of 1/48th of the total number of shares subject to the award for each month of continuous service thereafter (until the fourth anniversary of the date of grant).

(2)
Each of these RSUs (other than Mr. Kennedy’s promotion RSUs) was granted on February 28, 2019 and vest as to 25% on the first anniversary of the date of grant and 1/16 per quarter thereafter, based on continuing service on each vesting date.

(3)
 Each of these retention RSUs was granted on February 28, 2019 and vest as to 25% on the second anniversary of the date of grant and the remaining 75% vest on the third anniversary on the date of grant.

(4)
Mr. Kennedy received 8,000 RSUs on February 28, 2019, and an additional grant of 16,000 RSUs on July 1, 2019 in connection with his promotion to Chief Operating Officer and Chief Financial Officer. The promotion RSUs vest as to 25% on the first anniversary of the date of grant and 1/16 per quarter thereafter, based on continuing service on each vesting date. Mr. Kennedy also received 32,000 retention RSUs on February 28, 2019.

Achievement of 2018 Performance-Based RSUs. In 2018, we granted performance-based share award (“PSUs”) to certain of our named executive officers to further incentivize our executives to drive long-term growth and promote alignment of our stockholders’ interests with the financial interests of our executives. The PSUs were eligible to be earned based on our achievement of metrics relating to our revenue (the “Revenue Metric”) and our operating cash (the “Operating Cash Metric”) during the period between January 1, 2018 and December 31, 2019. The Revenue Metric was achieved only if our revenue, as calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the year ended December 31, 2019, was at least $100 million. If the Revenue Metric was not achieved, no PSUs could be earned. The Operating Cash Metric was achieved only if our net cash provided by operating activities calculated in accordance with GAAP (excluding cash provided by (used in) investing or financial activities) was positive for the fiscal quarter ended December 31, 2019. If the Operating Cash Metric was not achieved, no PSUs could be earned. The compensation committee selected the Revenue Metric and Operating Cash Metric because it believes we should reward revenue growth, provided that such revenue growth is achieved cost effectively, and they provide a marker of our ability to attain cash flow positivity and ultimately, profitability.

50% of any PSUs achieved based on these metrics will vest on the day that the compensation committee certifies the achievement of the metrics and 50% of such achieved PSUs will vest on the one-year anniversary of that date, in each case subject to the officer’s continued service through each vesting date.

We achieved both the Revenue Metric and the Operating Cash Metric. The compensation committee certified that the total number of PSUs granted were achieved and earned on February 24, 2020. 50% of such achieved PSUs vested on February 24, 2020 and the remaining 50% of such achieved PSUs will vest on February 24, 2021, subject to the officer’s continued service through each vesting date.

The total number of PSUs granted and achieved and eligible to time-vest are set forth below:

Executive	PSUs (#) (1)
Bonnie H. Anderson	150,000
Keith Kennedy	50,000
Giulia C. Kennedy	50,000
Christopher Hall (1)	37,500
(1) Following Mr. Hall’s retirement as Chief Operating Officer, he continued to provide strategic consulting services to us and remained eligible to vest in 37,500 PSUs, or the first 50% of achieved PSUs. He is ineligible to vest in the second 50% of the achieved PSUs.

Employment Agreements and Severance and Change in Control Benefits. We have entered into written employment agreements with each of our named executive officers that set forth the terms of their employment, including initial base salaries and eligibility to earn a discretionary bonus, as well as standard confidential information and invention assignment agreements. Each of our named executive officers is employed “at will.” These arrangements are further described under the section below titled “-Employment Agreements.”

Our named executive officers are entitled to certain severance and change in control benefits under the terms of change in control & severance agreements.  These arrangements are further described under the section below titled “-Potential Payments upon Termination or Change in Control.”

Given the nature and competitiveness of our industry, the compensation committee believes these severance and change in control provisions are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent. Our change in control benefits are intended to allow employees, including our named executive officers, to focus their attention on the business operations of our company in the face of the potentially disruptive impact of a rumored or actual change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control.

Other Employee Benefits. Except for certain severance and change in control agreements, as described below, our executive officers are not entitled to any benefits that are not otherwise available to all of our employees. In addition, we do not provide pension arrangements, or maintain non-qualified defined benefit plans, post-retirement health coverage (aside from COBRA benefits), or similar benefits for our executive officers. Our health and insurance plans are the same for all employees. We do not provide perquisites or other personal benefits to our executive officers, including our named executive officers.

Additional Compensation Practices and Policies

Hedging and Monetization Transactions. Our Insider Trading Policy strongly discourages our officers, employees, and members of our board of directors, from engaging in hedging or monetization transactions that may permit a holder to continue to own our securities but without the full risks and reward of ownership, including use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Any such transactions must pre-cleared by our Chief Financial Officer.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its three next most highly-compensated named executive officers (other than its chief financial officer only for fiscal years prior to 2017). Remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017, generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1 million in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. Our compensation committee will continue to monitor these awards and endeavor to ensure that they are deductible if and when paid. While the compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Taxation of “Parachute” Payments and Deferred Compensation. Sections 280G and 4999 of the Internal Revenue Code provide that named executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of our company that exceed certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an employee, including a named executive officer, director, or service provider receives “nonqualified deferred compensation” that does not satisfy the conditions of Section 409A.
We do not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code. We have not agreed and are not otherwise obligated to provide any named executive officer with a “gross-up” or other reimbursement under Section 409A.
Accounting for Stock-Based Compensation. We follow the FASB ASC Topic 718 for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables that accompany this Compensation Discussion and Analysis, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

Report of the Compensation Committee

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed with management the CD&A required by SEC regulations. Based on its review and discussions, the compensation committee recommended to the board of directors that the CD&A be included in this proxy statement and, through incorporation by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted by The Compensation Committee of the Board of Directors

Fred Cohen
Karin Eastham (Chair)
Evan Jones

Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by, or paid to each of our named executive officers for 2017, 2018 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)	Performance Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Other ($)(3)	Total ($)
Bonnie H. Anderson	2019	580,000	75,400	2,393,663	606,300	—	504,600	2,000	4,161,963
Chairman and Chief Executive Officer	2018	550,000	—	688,590	179,400	897,000	514,250	2,000	2,831,240
	2017	550,000	—	1,441,128	—	—	220,000	2,000	2,213,128
Keith Kennedy (4)	2019	432,000	32,175	638,310	1,268,400	—	215,325	187,466	2,773,676
Chief Operating Officer, Chief Financial Officer and Secretary	2018	400,000	—	236,416	61,594	299,000	266,200	202,899	1,466,109
	2017	400,000	—	92,976	—	—	100,000	199,709	792,685
Giulia C. Kennedy	2019	421,000	33,107	638,310	808,400	—	221,593	2,000	2,124,410
Chief Scientific Officer and Chief Medical Officer
John Hanna	2019	375,000	26,862	638,310	808,400	—	179,438	2,000	2,030,010
Chief Commercial Officer
Christopher M. Hall	2019	209,096	—	—	—	—	—	491,578	700,674
	2018	415,000	—	337,409	87,906	448,500	287,600	2,000	1,578,415
	2017	415,000	—	371,904	181,000	—	114,100	2,000	1,084,004

(1)
The amounts in this column represent bonuses awarded at the discretion of our board of directors above the amounts earned by meeting the performance measures established under our 2019 Bonus Plan. For more information see"-Compensation Discussion and Analysis-2019 Bonus Plan Awards.".

(2)
Amounts represent the aggregate fair value of the awards computed as of the grant date of each award in accordance with Topic 718 for financial reporting purposes, rather than amounts paid to or realized by the named individual. Our assumptions with respect to the calculation of these values are set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. There can be no assurance that option awards will be exercised or that RSUs or PSUs will settle (in which case no value will be realized by the individual) or that the value on exercise of options or settlement of RSUs or PSUs will approximate the fair value as computed in accordance with Topic 718. We computed the grant date fair value of PSU awards based on our achievement of the PSU awards' performance conditions at 100% of target, which was the probable outcome of the performance conditions as of December 31, 2018. The PSUs do not have staggered levels of achievement.

(3)
Other income includes matching contributions to 401(k) plans in an amount up to $2,000 per year. Other income for Mr. Kennedy also includes assistance with travel and living expenses associated with his commuting to our executive offices in South San Francisco, California as described in footnote (4) below.

(4)
Pursuant to the terms of his employment agreement, Mr. Kennedy is entitled to travel and living expense assistance in connection with his commuting to our executive offices in South San Francisco, California. In 2019, 2018 and 2017, these amounts totaled $185,466, $200,899 and $197,709, respectively, for reimbursed expenses for airline travel, parking, transportation and related travel incidentals, and living expense and tax gross-up paid for such expenses.

Grants of Plan-Based Awards Table

The following table provides information concerning each grant of an award made in 2019 for each of our named executive officers under any plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Bonnie H. Anderson	Cash		203,000	580,000	846,800	—	—	—	—
	Options(3)	2/28/2019	—	—	—	—	225,000	20.21	2,393,663
	RSUs(4)	2/28/2019	—	—	—	30,000	—	—	606,300
Keith Kennedy	Cash		86,625	247,500	361,350	—	—	—	—
	Options(3)		—	—	—	—	60,000	20.21	638,310
	RSUs(4)		—	—	—	8,000	—	—	161,680
	RSUs(5)		—	—	—	32,000	—	—	646,720
	RSUs(4)		—	—	—	16,000	—	—	460,000
Giulia C. Kennedy	Cash		81,043	231,550	338,063		—	—	—
	Options(3)	2/28/2019	—	—	—	—	60,000	20.21	638,310
	RSUs(4)	2/28/2019	—	—	—	8,000	—	—	161,680
	RSUs(5)	2/28/2019	—	—	—	32,000	—	—	646,720
John Hanna	Cash		72,188	206,250	301,125	—	—	—	—
	Options(3)	2/28/2019	—	—	—	—	60,000	20.21	638,310
	RSUs(4)	2/28/2019	—	—	—	8,000	—	—	161,680
	RSUs(5)	2/28/2019	—	—	—	32,000	—	—	646,720
Christopher Hall(6)

(1) Reflects threshold, target and maximum target bonus amounts for 2019 performance under our 2019 bonus plan, as described in “-Compensation Discussion and Analysis-2019 Bonus Plan Awards.” These amounts do not necessarily correspond to the actual amounts that were received by our named executive officers.

(2) The amounts reported in this column represent the grant date fair value of each award as computed in accordance with ASC 718. Note that the amounts reported in these columns reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officers from the awards.

(3) The stock option vests at a rate of 1/4th of the total number of shares of common stock underlying the stock option on the one-year anniversary of the vesting commencement date, and vests at a rate of 1/48th of the total number of shares of common stock underlying the stock option each month following such one-year anniversary. The stock option is subject to acceleration upon certain events as described in “-Potential Payments upon Termination or Change in Control.”

(4) The RSUs vest at a rate of 1/4th of the total number of RSUs on the one-year anniversary of the vesting commencement date, and vest at a rate of 1/16th of the total number of RSUs on each quarter thereafter. The RSUs are subject to acceleration upon certain events as described in “-Potential Payments upon Termination or Change in Control.”

(5) Restricted stock units vest 25% on February 28, 2021 and 75% on February 28, 2022.
(6) Mr. Hall’s employment ended effective July 1, 2019. Mr. Hall had 6 months from the date of his resignation to exercise his vested stock options.

2019 Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the outstanding and unexercised stock options, outstanding RSUs and outstanding PSUs that have not vested for each named executive officer as of December 31, 2019.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (4)	Equity Awards: Market Value or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($) (4)
Bonnie H. Anderson	3/10/2012	22,313	(2)	—		$2.68	3/9/2022	—	—		—	—
	2/5/2013	82,741		—		$4.00	2/4/2023	—	—		—	—
	2/5/2013	24,112	(2)	—		$4.00	2/4/2023	—	—		—	—
	2/19/2014	140,000		—		$14.34	2/18/2024	—	—		—	—
	3/2/2015	225,000		—		$8.86	3/1/2025	—	—		—	—
	3/14/2016	210,937		14,063		$5.61	3/13/2026	—	—		—	—
	3/3/2017	213,125		96,875		$9.05	3/2/2027	—	—		—	—
	3/2/2018	98,437		126,563		$5.98	3/1/2028	—	—		—	—
	3/2/2018	—		—		—	—	16,875	$471,150	(3)	—	—
	3/2/2018	—		—		—	—	—	—		150,000	$4,188,000	(4)
	2/28/2019	—		225,000		$20.21	2/27/2019	30,000	$837,600		—	—

Keith Kennedy	12/6/2016	18,108		33,334	(5)	$7.47	12/5/2026	—	—		—	—
	3/3/2017	13,750		6,250		$9.05	3/2/2027	—	—		—	—
	3/2/2018	6,438		43,454		$5.98	3/1/2028	—	—		—	—
	3/2/2018	—		—		—	—	5,794	$161,768	(3)	—	—
	3/2/2018	—		—		—	—	—	—		50,000	$1,396,000	(4)
	2/28/2019	—		60,000		—	—	—	—		—	—
	2/28/2019	—		—		—	—	32,000	$893,440	(6)	—	—
	2/28/2019	—		—		—	—	8,000	$223,360		—	—
	7/1/2019	—		—		—	—	16,000	$446,720		—	—

Giulia C. Kennedy	2/19/2014	13,500		—		$14.34	2/18/2024	—	—		—	—
	3/1/2016	—		3,751		$6.45	2/28/2026	—	—		—	—
	3/15/2016	522		1,563		$5.43	3/14/2026	—	—		—	—
	3/3/2017	—		26,563		$9.05	3/2/2027	—	—		—	—
	3/2/2018	—		—		—	—	5,288	$147,641	(3)	—	—
	3/2/2018	—		—		—	—	—	—		50,000	$1,396,000	(4)
	3/2/2018	—		39,657		$5.98	3/1/2028	—	—		—	—
	2/28/2019	—		60,000		$20.21	2/27/2029	—	—		—	—
	2/28/2019	—		—		—	—	32,000	$893,440	(6)	—	—
	2/28/2019	—		—		—	—	8,000	$223,360		—	—

John Hanna	09/20/2011	11,947		—		$2.40	09/19/2021	—	—		—	—
	02/05/2013	53		—		$4.00	02/04/2023	—	—		—	—
	02/19/2014	9,000		—		$14.34	02/18/2024	—	—		—	—
	03/02/2015	24,331		—		$8.86	03/01/2025	—	—		—	—
	03/01/2016	17,462		1,876		$6.45	2/28/2026	—	—		—	—
	03/03/2017	4,167		15,625		$9.05	3/2/2027	—	—		—	—
	03/03/2017	—		—		—	—	8,333			—	—
	03/02/2018	4,375		29,532		$5.98	3/1/2028	—	—		—	—
	03/02/2018	—		—		—	—	3,938			—	—
	02/28/2019	—		60,000		$20.21	2/27/2029	—	—		—	—
	2/28/2019	—		—		—	—	32,000	$893,440	(6)	—	—

2/28/2019	—	—	—	—	8,000	$223,360	—	—

(1)
Except as otherwise noted, options become exercisable as to 25% of the shares on the first anniversary of the grant date, and the remaining shares vest at a rate of 1/48th of the total number of shares subject to the options each month thereafter. The options have a term of ten years, subject to earlier termination upon termination of employment. The options are subject to acceleration upon certain specified events; for more information, see “-Potential Payments upon Termination or Change in Control” above.

(2)	The option was fully vested on the date of grant.

(3)
Based on a price of $27.92 per share, which was the closing price per share of our common stock as reported by The Nasdaq Global Market on December 31, 2019. Except as otherwise noted, RSUs vest and settle as to 25% of the units on the first anniversary of the grant date, and the remaining RSUs vest and settle at a rate of 1/16th of the total number of shares subject to the units each quarter thereafter. The RSUs are subject to acceleration upon certain specified events; for more information, see “-Potential Payments upon Termination or Change in Control” above.

(4)
Based on a price of $27.92 per share, which was the closing price per share of our common stock as reported by The Nasdaq Global Market on December 31, 2019, and assuming the PSU awards' performance conditions are achieved at 100% of target, which was the probable outcome of the performance conditions on December 31, 2018. The PSUs do not have staggered levels of achievement. PSUs are subject to achievement of performance metrics as of December 31, 2019, as discussed above. 50% of the total number of PSUs will vest upon the certification of achievement of the performance metrics and 50% of the total number of PSUs will vest on the one-year anniversary of such date, subject to the continued service of the applicable executive. The PSUs are subject to acceleration upon certain specified events; for more information, see “-Potential Payments upon Termination or Change in Control” above.

(5)	The vesting commencement date is December 6, 2017, with 1/36th of the total number of shares subject to the option vesting each month for the following 36 months.

(6)	Restricted stock units vest 25% on February 28, 2021 and 75% on February 28, 2022.

Stock Option Exercises and Stock Vested Table

The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs and PSUs during 2019 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs and PSUs.

Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Bonnie H. Anderson	182,910	3,736,121	13,125	294,863
Keith Kennedy	75,916	1,621,315	4,506	101,233
Giulia C. Kennedy	154,165	2,377,586	4,112	92,378
John Hanna	90,131	1,798,930	11,395	241,449
Christopher Hall	433,859	8,192,473	13,098	282,619

(1)	The value realized on exercise is calculated as the difference between the fair market value of our common stock on the date of exercise and the applicable exercise price of those options.

(2)
The aggregate value realized upon the vesting and settlement of an RSU or PSU is based on the closing price on the Nasdaq Global Market of a share of common stock on the date prior to the day of vesting.

Employment Agreements

Bonnie H. Anderson

We entered into an employment agreement with Ms. Anderson, our co-founder and Chief Executive Officer, on February 15, 2008, as amended on December 22, 2008 and March 11, 2009. The agreement provides for base salary, subject to periodic review.  Under the employment agreement, Ms. Anderson is also eligible to earn a bonus based on criteria and terms and conditions as may be established by our board of directors and a grant of restricted stock. We have also entered into a change of control and severance agreement with Ms. Anderson that provides for certain payments and benefits upon a qualifying termination of employment. See “-Potential Payments upon Termination or Change in Control” below for more information.

Keith Kennedy

We entered into an offer letter with Mr. Kennedy, our Chief Operating Officer and Chief Financial Officer, on November 17, 2016. This offer letter provides for a base salary, subject to periodic review.  Under the offer letter, Mr. Kennedy is also eligible to earn a bonus based on specified criteria and an option grant.  We have also entered into a change of control and severance agreement with Mr. Kennedy that provides for certain payments and benefits upon a qualifying termination of employment. See “-Potential Payments upon Termination or Change in Control” below for more information.

Giulia C. Kennedy

We entered into an offer letter with Ms. Kennedy, our Chief Scientific and Medical Officer, on March 10, 2008. This offer letter provides for a base salary, subject to periodic review.  Under the offer letter, Ms. Kennedy is also eligible to earn a bonus based on specified criteria and an option grant.  We have also entered into a change of control and severance agreement with Ms. Kennedy that provides for certain payments and benefits upon a qualifying termination of employment. See “-Potential Payments upon Termination or Change in Control” below for more information.

John Hanna

We entered into an offer letter with Mr. Hanna, our Chief Commercial Officer, on September 12, 2011. This offer letter provides for a base salary, subject to periodic review.  Under the offer letter, Mr. Hanna is also eligible to earn a bonus based on specified criteria and an option grant.  We have also entered into a change of control and severance agreement with Mr. Hanna that provides for certain payments and benefits upon a qualifying termination of employment. See “-Potential Payments upon Termination or Change in Control” below for more information.
Separation Agreement
In early 2019, Christopher Hall announced his retirement as our President and Chief Operating Officer. On April 22, 2019, we and Christopher Hall entered into a services and separation agreement.
Upon his retirement on July 1, 2019, Mr. Hall received (i) a lump sum cash payment equal to six months of Mr. Hall’s base salary and (ii) reimbursement for any insurance premium payments paid by Mr. Hall to continue to receive coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for six months following the his retirement date.

In addition, pursuant to his services and separation agreement, Mr. Hall continued to provide consulting services to the company through January 1, 2020. Pursuant to this agreement, (i) Mr. Hall’s restricted stock unit awards and time-based stock options continued to vest through January 1, 2020 , and his vested stock options will remain exercisable through July 1, 2020 (or their earlier expiration date) and (ii) Mr. Hall remained eligible to vest in 50% of his performance-based restricted stock units (the “PSU”) subject to achievement of the applicable performance metrics and subject to his continued services on December 31, 2019, the final day of the performance period (or in the event of an earlier termination of his services without cause). Pursuant to an extension agreement, Mr. Hall continued to provide additional services after January 1, 2020, and continued to vest in his restricted stock unit awards and time-based stock options. His remaining 50% of the PSUs automatically terminated and forfeited to the company on January 2, 2020 regardless of service beyond that date.
Potential Payments upon Termination or Change in Control
We have entered into change of control and severance agreements with each of our named executive officers, which were most recently amended in July 2019. Mr. Hall waived his rights under his change of control and severance agreement as of July 1, 2019, his retirement date.
Each of these agreements has an initial term of four years, which term automatically renews for additional one‑year periods unless either party provides written notice of non-renewal at least 60 days prior to the date of automatic renewal and which term extends for one year from a “change of control,” as defined in the agreement, if such change of control occurs within the final 12 months of the initial term or the term as extended through automatic renewal.
Outside of a Change in Control
Pursuant to each of the agreements, if the named executive officer is terminated by us without “cause” (as defined in the agreement), or terminates his or her employment for “good reason” (as defined in the agreement), each outside the period beginning two months prior to and ending 12 months following a change of control, or the “change of control period” (as defined in the agreement), he or she is entitled to the following benefits:
Ms. Anderson: (i) 12 months of salary continuation from the termination date, (ii) a lump sum payment equal to her prorated annual bonus for performance up to the end of the applicable performance period and (iii) accelerated vesting equal to 50% of any outstanding equity awards (and with respect to equity awards subject to performance, assuming “target” level performance, along with the extension of the post-termination exercise period of such awards to 24 months after the termination date).
Mr. Kennedy, Ms. Kennedy and Mr. Hanna: six months of salary continuation from the termination date.
During Change in Control Period
Pursuant to each of these agreements, if the named executive officer is terminated by us without cause, or terminates his or her employment for good reason each during the change of control period, he or she is entitled to the following benefits:
Ms. Anderson: (i) a lump sum severance payment equal to 24 months of salary from the termination date, (ii) a lump sum payment equal to 200% of the highest of her (A) annual target bonus for the year in which the change of control occurs, (B) annual target bonus for the year in which the termination occurs, or (C) actual bonus for the year prior to the year in which the termination occurs and (iii) accelerated vesting equal to 100% of any outstanding equity awards (and with respect to equity awards subject to performance, assuming “target” level performance).
Mr. Kennedy, Ms. Kennedy and Mr. Hanna: (i) a lump sum severance payment equal to 18 months of salary from the termination date, (ii) a lump sum payment equal to 150% the highest of his or her (A) annual target bonus for the year in which the change of control occurs, (B) annual target bonus for the year in which the termination occurs, or (C) actual bonus for the year prior to the year in which the termination occurs and (iii) accelerated vesting equal to 100% of any outstanding equity awards (and with respect to equity awards subject to performance, assuming “target” level performance).
Further, in either of the above situations the named executive officer will also be reimbursed (or receive payments in lieu of such reimbursements) if he or she elects and pays to continue health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, for any premiums paid for continued health benefits for the executive and his or her eligible dependents until the earlier of (i) the end of the salary continuation period date or (ii) the date upon which the executive and his or her eligible dependents become covered under similar plans.
The receipt of the above described benefits is subject to the named executive officer executing a release of certain claims against us.

	Upon Qualifying Termination - No Change in Control				Upon Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)
Bonnie H. Anderson	1,160,000	23,014	16,173,127	17,356,141	2,320,000	46,029	32,346,254	34,712,283

Keith Kennedy	225,000	14,512	—	239,512	1,046,250	43,535	6,107,908	7,197,693

Giulia C. Kennedy	210,500	5,065	—	215,565	978,825	15,196	4,805,171	5,799,192

John Hanna	187,500	14,687	—	202,187	871,875	44,062	4,346,731	5,262,668

Christopher Hall (3)	—	—	—	—	—	—	—	—

1	The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2019.
2
The value of accelerated vesting is calculated based on the per share closing price of our common stock on The Nasdaq Stock Market as of December 31, 2019 ($27.92) less, if applicable, the exercise price of each outstanding stock option.

3	Mr. Hall resigned in July 2019 and did not receive severance in connection with his termination of employment.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on December 31, 2019 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). We did not include any contractors or other non-employee workers in our employee population.

Consistently Applied Compensation Measure (“CACM”)

Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: a) annual base pay for 2019, b) annual target cash incentive opportunity for 2019, and c) the grant date fair value for equity awards granted in 2019. Cash compensation for new hire employees that commenced employment in 2019 was annualized to reflect a full year. Because we had an even number of employees (excluding the Chief Executive Officer) as of the date of this analysis, two individuals were at the median. As a result, we selected the individual whose final compensation was closest to the estimated CACM compensation. This individual’s compensation was within 2% of the CACM estimate.

Methodology and Pay Ratio

Using our CACM methodology described above, we identified the median employee. We then calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table. Our median employee compensation as calculated using Summary Compensation Table requirements was $134,266.  Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $4,161,963. Therefore, our CEO Pay Ratio for 2019 is approximately 31:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

Limitations on Liability and Indemnification Matters

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as authorized by the board of directors or by the action of a committee of the board of directors or designated officers established by or designated in resolutions approved by the board of directors. Subject to certain limitations, our amend and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain other employees, in addition to the indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and certain other employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and certain other employees for the defense of any action for which indemnification is required or permitted.

We believe that provisions of our restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under our equity compensation plans as of December 31, 2019:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)
Plan Category
Equity compensation plans approved by security holders	4,621,948 (2)	$10.66	2,127,972	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,621,948	$10.66	2,127,972

(1) The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of performance stock units and restricted stock units, since such units have no exercise price.

(2) Excludes purchase rights accruing under the Employee Stock Purchase Plan.

(3) Consists of 1,954,804 shares available for issuance under our 2008 Stock Plan and 2013 Stock Incentive Plan, and 173,168 shares available for purchase under our Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee acts pursuant to a written charter that was adopted by the board of directors. Each member of the audit committee qualifies as “independent” under the current listing requirements of The Nasdaq Stock Market.
In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of Veracyte’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of Veracyte’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that Veracyte’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of Veracyte’s internal control over financial reporting.
Within this framework, the audit committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2019. The audit committee has also discussed Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.” In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Audit Committee

John L. Bishop
Karin Eastham
Kevin K. Gordon (Chair)

ADDITONAL INFORMATION
Stockholder Proposals for the 2021 Annual Meeting

If a stockholder wishes to present a proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by our Secretary no later than December 7, 2020. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail - Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2021 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice by February 5, 2021 and no later than March 7, 2021, or not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year’s annual meeting; however, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the earlier of the day on which notice of the annual meeting date was mailed or the day of the first public announcement of the annual meeting date. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

“Householding” - Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

OTHER MATTERS
The board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy or voting instruction form promptly.
Our Annual Report on Form 10-K for the year ended December 31, 2019 has been provided with this Proxy Statement. We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of our common stock on the close of business on the Record Date, copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable per page fee. Written requests should be sent to: Investor Relations, Veracyte, Inc., 6000 Shoreline Court, Suite 300, South San Francisco, California 94080. Our Annual Report on Form 10-K and exhibits are also available at https://www.sec.gov/Archives/edgar/data/1384101/000138410120000015/0001384101-20-000015-index.htm

Appendix A
VERACYTE, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(as adopted March 10, 2015 by the Board and approved May 18, 2015 by the shareholders)
(as amended and restated on April 13, 2020 by the Board and
approved on [____], 2020 by the shareholders)

(b)	Re-enrollment After Withdrawal	6

SECTION 7	Change In Employment Status.	6
(a)	Termination of Employment	6
(b)	Leave of Absence	6
(c)	Death

SECTION 8	Plan Accounts and Purchase Of Shares.	7
(a)	Plan Accounts	7
(b)	Purchase Price	7
(c)	Number of Shares Purchased	7
(d)	Available Shares Insufficient	7
(e)	Issuance of Stock	7
(f)	Unused Cash Balances	7
(g)	Tax Obligations	8
(h)	Stockholder Approval	8

SECTION 9	Limitations On Stock Ownership.	8
(a)	Five Percent Limit	8
(b)	Dollar Limit	8

SECTION 10	Rights Not Transferable.	9

SECTION 11	No Rights As An Employee	9

SECTION 12	No Rights As A Stockholder.	9

SECTION 13	Securities Law Requirements.	9

SECTION 14	Stock Offered Under The Plan.	9
(a)	Authorized Shares	9
(b)	Antidilution Adjustments	10
(c)	Reorganizations	10

SECTION 15	Amendment Or Discontinuance.	10

SECTION 16	Equal Rights and Privileges	11

SECTION 17	Execution.	11

VERACYTE, INC.
AMENDED AND RESTATD EMPLOYEE STOCK PURCHASE PLAN
SECTION 1Purpose Of The Plan.
The Plan was adopted by the Board on March 10, 2015 and became effective upon stockholder approval on May 18, 2015. The Plan was amended and restated on [____], 2020. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.
SECTION 2    Definitions.
(a)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(b)    “Code” means the Internal Revenue Code of 1986, as amended.
(c)    “Committee” means a committee designated by the Board, as described in Section 3.
(d)    “Company” means Veracyte, Inc., a Delaware corporation.
(e)    “Compensation” means, unless provided otherwise by the Committee, base salary, wages and commissions paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under sections 401(k) or 125 of the Code. “Compensation” shall, unless provided otherwise by the Committee, exclude variable compensation other than commissions (including bonuses, incentive compensation, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.
(f)    “Corporate Reorganization” means:
(i)    The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or
(ii)    The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.
(g)    “Eligible Employee” means any employee of a Participating Company, except that the Committee may exclude any or all of the following (other than where exclusion of such employees is prohibited by applicable law):
(i)    employees who are not employed by the Company or a Participating Company prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(ii)    employees who are customarily employed for twenty (20) or less hours per week;

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(iii)    employees who are customarily employed for five (5) months or less in a calendar year;
(iv)    employees who are (i) “highly compensated employees” of the Company or any Participating Company (within the meaning of Section 414(q) of the Code), or (ii) any employee who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;
(v)    employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code;
(vi)    individuals who provide services to the Company or any of its Participating Companies as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(i)    “Fair Market Value” means the fair market value of a share of Stock, determined by the Committee as follows:
(i)    If Stock was traded on any established national securities exchange including the New York Stock Exchange or The NASDAQ Stock Market on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on such date; or
(ii)    If the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.
(j)    “Offering” means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.

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(k)    “Offering Date” means the first Trading Day of an Offering.
(l)    “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).
(m)    “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).
(n)    “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.
(o)    “Plan” means this Veracyte, Inc. Amended and Restated Employee Stock Purchase Plan, as it may be amended from time to time.
(p)    “Plan Account” means the account established for each Participant pursuant to Section 8(a).
(q)    “Purchase Date” means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering, and such date will be the last Trading Day of each Purchase Period.
(r)    “Purchase Period” means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.
(s)    “Purchase Price” means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).
(t)    “Stock” means the Common Stock of the Company.
(u)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(v)    “Trading Day” means a day on which the national stock exchange on which the Stock is traded is open for trading.
SECTION 3    Administration Of The Plan.
(a)    Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of the Compensation Committee.

(b)    Committee Responsibilities. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all

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expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, including sub plans which the Committee may establish (which need not qualify under Section 423 of the Code) for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub plans, at the Committee’s discretion, may provide for allocations of the authorized Shares reserved for issue under the Plan as set forth in Section 14(a)). The rules of such sub plans may take precedence over other provisions of the Plan, with the exception of Section 14(a), but unless otherwise superseded by the terms of such sub plan, the provisions of the Plan shall govern the operation of such sub plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to employees resident in the United States, subject to compliance with Section 423 of the Code. Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.
SECTION 4    Enrollment And Participation.
(a)    Offering Periods. While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period. Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges. The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed 12 months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan. The Committee may in its discretion, prior to commencement of an Offering, establish a maximum number of shares of Stock which may be purchased by an individual Participant, subject to the other limitations of the Plan. The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date. The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.

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(b)    Enrollment. Any individual who, on the day preceding the first day of an Offering Period (or such earlier day as may be required by the Company), qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing and delivering the enrollment form prescribed for this purpose by the Company prior to the commencement of the Offering Period and otherwise within such time periods and in accordance with such procedures as may be established by the Company.
(c)    Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.
SECTION 5    Employee Contributions.
(a)    Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering. Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided by the Committee, shall occur on each payday during participation in the Plan.
(b)    Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%. However, no payroll deduction will be made unless a Participant timely files the proper form with the Company after a registration statement covering the Stock is filed and effective under the Securities Act of 1933, as amended.
(c)    Changing Withholding Rate. A Participant may not increase the rate of payroll withholding during the Offering Period, but unless otherwise provided under the terms and conditions of an Offering, may discontinue or decrease the rate of payroll withholding to a whole percentage of his or her Compensation, or zero, by filing with the Company a request for the reduction or cessation of payroll deductions in accordance with such procedures and subject to such limitations as the Company may establish for all Participants. If a Participant reduces his or her payroll deduction percentage to zero during an Offering by filing with the Company a request for cessation of payroll deductions, such will become reduction to become effective as soon as reasonably practicable and after such reduction becomes effective, (i) no further payroll deductions will be made for the duration of the Offering, (ii) payroll deductions credited to the Participant’s account prior to the effective date of the request will be used to purchase shares of Stock on the next Purchase Date in accordance with Section 8(c) below and (iii) a reduction of the payroll deduction percentage to zero will be treated as such Participant’s withdrawal from such Offering and the Plan effective as of the day after the next Purchase Date following the filing date of such request with the Company. Subject to the limitations set forth in Subsection 5(b), a Participant may also increase or decrease the rate of payroll withholding effective for a new Offering Period by filing a new enrollment form with the Company at the prescribed location and time

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(d)    Discontinuing Payroll Deductions. Employee contributions may be discontinued automatically pursuant to Section 9(b).
SECTION 6    Withdrawal From The Plan.
(a)    Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location. Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering. In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.
(b)    Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.
SECTION 7    Change In Employment Status.
(a)    Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.
(b)    Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.
(c)    Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate.

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SECTION 8    Plan Accounts and Purchase Of Shares.
(a)    Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.
(b)    Purchase Price. The Purchase Price for each share of Stock purchased during an Offering Period shall be the lesser of:
(i)    85% of the Fair Market Value of such share on the Purchase Date; or
(ii)    85% of the Fair Market Value of such share on the Offering Date.
(c)    Number of Shares Purchased. As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Sections 4(a), 9(b) and 14(a). For each Offering Period and, if applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by all Participants in the aggregate.
(d)    Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.
(e)    Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.
(f)    Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash, without interest, if his or her participation is not continued. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

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(g)    Tax Obligations. To the extent required by applicable federal, state, local, or foreign law, a Participant will make arrangements satisfactory to the Company and the Participating Company employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Participating Company, as applicable, may withhold, by any method permissible under applicable law, the amount necessary for the Company or any Participating Company, as applicable, to meet applicable withholding obligations, including up to the maximum permissible statutory rates and including any withholding required to make available to the Company or any Participating Company, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
(h)    Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.
SECTION 9    Limitations On Stock Ownership.
(a)    Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:
(i)    Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;
(ii)    Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and
(iii)    Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under this Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.
(b)    Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds $25,000 of Fair Market Value of such Stock per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.
For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

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SECTION 10    Rights Not Transferable.
The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).
SECTION 11    No Rights As An Employee
Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.
SECTION 12    No Rights As A Stockholder.
A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.
SECTION 13    Securities Law Requirements.
Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
SECTION 14    Stock Offered Under The Plan.
(a)    Authorized Shares. The maximum aggregate number of shares of Stock available for purchase under the Plan is 2,250,000 shares. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

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(b)    Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).
(c)    Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.
SECTION 15    Amendment Or Discontinuance.
The Board (or any committee thereof to which it delegates such authority) shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board (or any committee thereof to which it delegates such authority) may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant. Further, the Board or Committee will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during a Purchase Period or an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts contributed from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. In addition, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend, or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (a) amending the definition of compensation, including with respect to an Offering Period underway at the time; (b) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (c) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (d) reducing the maximum percentage of compensation a Participant may elect to set aside as payroll deductions; and (e) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. This Plan shall continue until the earlier to occur of (a) termination of this Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under this Plan.

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SECTION 16    Equal Rights and Privileges. All Eligible Employees granted an option under this Plan that is intended to meet the Code Section 423 requirements will have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with the Code Section 423 requirements). This Section 16 will take precedence over all other provisions in this Plan.
SECTION 17    Execution.
To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.
VERACYTE, INC.
By:
Title:
Date:

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